EXHIBIT 4.2

CityCenter Holdings, LLC

CityCenter Finance Corp.

10.750%/11.500% Senior Secured

Second Lien PIK Toggle Notes due 2017

INDENTURE

Dated as of January 21, 2011

U.S. Bank National Association

Trustee

and

U.S. Bank National Association

Collateral Agent

-i-

-ii-

-iii-

EXHIBITS
EXHIBIT A — FORM OF NOTE
EXHIBIT B — FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C — FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D — FORM OF JOINDER
EXHIBIT E — FORM OF CONDOMINIUM FEE SUBORDINATION

-iv-

INDENTURE dated as of January 21, 2011, among CityCenter Holdings, LLC, a Delaware limited liability company (the “Company”), CityCenter Finance Corp., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors party hereto, U.S. Bank National Association in its capacity as trustee (the “Trustee”), having its Corporate Trust Office at 60 Livingston Avenue, St. Paul, MN 55107-1419, and U.S. Bank National Association in its capacity as collateral agent (the “Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company’s 10.750%/11.500% Senior Secured Second Lien PIK Toggle Notes due 2017 issued on the Issue Date (as defined herein) (the “Initial Notes”) and (ii) when issued pursuant to this Indenture and the Registration Rights Agreement (as defined herein), any Exchange Notes (as defined herein) (all such notes in clauses (i) and (ii), and any other notes issued pursuant to the terms of this Indenture, being referred to collectively as the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01	DEFINITIONS.

“Acceptable Event of Loss Commitment” has the meaning given in Section 4.11(a).

“Acceptable Land Use Arrangements” means the provisions of any condominium declarations, reciprocal easement agreements, street dedications and vacations, public or private utility easements, licenses, declarations or covenants, conditions and restrictions, and other similar provisions granted by the Company and its Subsidiaries in furtherance of CityCenter which are on terms approved by the Board of Directors of the Company.

“Acquired Indebtedness” means, with respect to any specified Person,

(a) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Lien” has the meaning given in Section 4.13(a).

“Additional Notes” has the meaning given in Section 2.14.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For the purpose of this definition, no Non-Control Entity shall be deemed an Affiliate of an Issuer or any Restricted Subsidiary.

“Affiliate Transaction” has the meaning given in Section 4.17(a).

“After-Acquired Collateral Documents” has the meaning given in Section 11.01(b).

“After-Acquired Property” has the meaning given in Section 11.01(b).

“Agent” means any Registrar or Paying Agent.

“Applicable Collateral Agent” has the meaning given in the General Intercreditor Agreement.

“Applicable Premium” means, with respect to any Note on any Redemption Date, as determined by the Company, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the Redemption Price of such Note at January 15, 2014, plus (ii) all required interest payments (at the Cash Interest Rate) due on such Note through January 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Asset Sale” means (i) the sale, conveyance, transfer or other disposition of any assets or properties and rights in respect thereof (including, without limitation, by way of a Sale and Leaseback Transaction) other than personal property or fixtures not constituting an interest in real property or the improvements associated with CityCenter, or (ii) the issue or sale by the Issuers or any of the Restricted Subsidiaries of Equity Interests of any of the Restricted Subsidiaries (other than directors’ qualifying shares or to the extent required by law), whether in a single transaction or a series of related transactions, including, without limitation, any sale of Real Estate Receivables (except for any RE Receivables Sale). Notwithstanding the foregoing provisions of this definition, the following shall in each case not be considered an Asset Sale unless the net cash proceeds thereof are required to be used to mandatorily prepay Credit Facility Obligations: (i) a transfer of assets or properties by an Issuer to a Guarantor or by a Guarantor to an Issuer or another Guarantor, (ii) an issuance of Equity Interests by the Co-Issuer or a Restricted Subsidiary to the Company or to a Guarantor, (iii) a disposition in the ordinary course of business of either surplus or obsolete equipment or equipment that is damaged, worn out or otherwise no longer useful in the business, (iv) any surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims of any kind or a grant of any Lien not prohibited by this Indenture, (v) so long as no Event of Default has occurred and is continuing, sales since the Issue Date of Condo Units or Seller Financing Notes resulting in aggregate net proceeds up to the Condo Proceeds Amount (including any cash or Cash Equivalents received upon the sale of any non-cash consideration) attributable to such sales; provided that any net cash proceeds therefrom that are so excluded from Asset Sales are applied (A) to the payment of Construction Payables or cash collateralization of the obligations under the MGM Resorts Completion Guarantee or (B) to the extent that (x) the Construction Resolution Date has occurred and (y) the aggregate construction costs for CityCenter are more than $8,485,638,000, to reimburse MGM Resorts for payments made under the MGM Resorts Completion Guarantee and its predecessor agreements, (vi) a Restricted Payment or a Permitted Investment that is permitted under Section 4.15, (vii) a disposition of cash or Cash Equivalents, (viii) foreclosure or any similar action with respect to any property or other asset of an Issuer or any of the Restricted Subsidiaries, (ix) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than an Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition, (x) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $25.0 million, (xi) dispositions of equipment or real property to the extent that the Fair Market Value of such property or assets does not exceed $50.0 million and (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property, (xii) Acceptable Land Use Arrangements and dispositions of common areas within the residential condominium areas of CityCenter to homeowners associations for the owners of Condo Units, (xiii) any leases of retail, restaurant or entertainment venues and other similar spaces within CityCenter, (xiv) licenses of patents, trademarks and other intellectual property rights granted by an Issuer or any of the Restricted Subsidiaries not interfering in any material respect with the ordinary conduct of the business of such Person, (xv) the granting, creation or existence of a Permitted Lien and dispositions of assets pursuant to an exercise of remedies, including by way of foreclosure, against the underlying assets subject to such Permitted Liens, under circumstances not otherwise resulting in Defaults or Events of Default, so long as the net proceeds, if any, of any such disposition received by an Issuer or any of the Restricted Subsidiaries shall be treated as if they were Net Proceeds of an Asset Sale and applied in accordance with Section 4.10, (xvi) any Government Transfers, so long as the net proceeds, if any, of any such disposition received by an Issuer or any of the Restricted Subsidiaries shall be treated as if they were Net Loss Proceeds of an Event of Loss and applied in accordance with Section 4.11, and (xvii) any transaction that is consummated in accordance with Article V.

“Asset Sale Offer” has the meaning given in Section 4.10(c).

“Asset Sale Payment” has the meaning given in Section 4.10(c).

“Asset Sale Offer Payment Date” has the meaning given in Section 4.10(d).

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination, (i) if such Sale and Leaseback Transaction constitutes a Capitalized Lease Obligation, the amount of Indebtedness represented thereby according to the definition of “Capitalized Lease Obligation” and (ii) in all other instances, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction calculated using a discount rate equal to the rate of interest applicable to the Notes.

“Authenticating Agent” has the meaning specified in Section 7.14.

“Authentication Order” has the meaning given in Section 2.02.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Beneficiaries” means the Holders, the Trustee and the Collateral Agent.

“Board of Directors” means, with respect to any Person, the Board of Directors (or any similar governing body) of such Person, or unless the context otherwise requires, any authorized committee of the Board of Directors (or such body) of such Person. Unless otherwise specified, “Board of Directors” means the Board of Directors of the Company.

“Board Resolution” means a duly adopted resolution of the Board of Directors. Unless otherwise specified, “Board Resolution” means a duly adopted resolution of the Board of Directors of an Issuer.

“Broker-Dealer” means any broker-dealer that receives Exchange Notes for its own account in any Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets or properties of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(a) Government Securities due within one year after the date of the making of the Investment;

(b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody’s or AA by S&P in each case due within one year from the making of the Investment;

(c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by, any bank incorporated under the laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

(d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

(e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Exchange Act, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a “primary dealer” in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

(f) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody’s or A-1 by S&P, in each case due within one year after the date of the making of the Investment;

(g) a readily redeemable “money market mutual fund” sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (f) hereof and given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P;

(h) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the laws of the United States of America or any State thereof, or a participation interest therein; provided that any commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P; and

(i) Investments similar to any of the foregoing denominated in foreign currencies in which the Company or any Subsidiary or Non-Control Entity transacts business.

“Casualty” means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.

“Casualty Bridge Capital” means any (i) Indebtedness of the Company to a Sponsor expressly subordinated in right of payment to the Notes at least to the same extent as the Sponsor Subordinated Debt (except with respect to any prepayments thereof consisting of Restricted Payments permitted under clause (x) of Section 4.15(b)) or (ii) contributions by a Sponsor to the equity capital of the Company, in each case which are made following any Casualty to CityCenter and which the Sponsors expressly agree do not constitute utilization of the MGM Resorts Completion Guarantee.

“Change of Control” means the occurrence of any of the following:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets or properties of the Issuers and the Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to a Sponsor;

(b) the adoption of a plan relating to the liquidation or dissolution of either the Company or any successor thereto;

(c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined in clause (a) above), other than a Sponsor, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the outstanding Voting Stock of the Company, measured by voting power rather than number of Equity Interests, and by contract or otherwise possesses the power to vote or direct the voting of the amount of Voting Stock necessary to elect a majority of the Board of Directors of the Company;

(d) the Company consolidates with, or merges with or into, any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets and properties to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

(e) MGM Resorts shall cease to own and control (legally and beneficially and either directly or indirectly) all of the Equity Interests in Project CC, LLC, a Nevada limited liability company, and any successor appointed pursuant to the operating agreement of the Company (the “Managing Member”) and in each of the MGM Resorts Operational Entities, except to the extent that the Managing Member or any MGM Resorts Operational Entity is replaced with another Person which is Wholly-Owned by MGM Resorts.

The foregoing notwithstanding, a Change of Control will not occur solely by reason of a Permitted C-Corp. Conversion.

“Change of Control Offer” has the meaning given in Section 4.09(a).

“Change of Control Payment” has the meaning given in Section 4.09(a).

“Change of Control Payment Date” has the meaning given in Section 4.09(b)(ii).

“Circus Deeds of Trust” means, collectively, (i) the Amended and Restated Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing made by Circus Circus Casinos, Inc., dated as of the Issue Date, in favor of Fidelity National Title Insurance Company, Inc., as trustee, for the benefit of the First Lien Secured Parties and the Indenture Secured Parties, as at any time amended, to secure the MGM Resorts Completion Guarantee, (ii) the Amended and Restated Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing made by Mandalay Resort Group, dated as of the Issue Date, in favor of Fidelity National Title Insurance Company, Inc., as trustee, for the benefit of the First Lien Secured Parties and the Indenture Secured Parties, as at any time amended, to secure the MGM Resorts Completion Guarantee, and (iii) the Amended and Restated Deed of Trust, Security Agreement, Assignment of Rents and Leases and fixture Filing made by Vintage Land Holdings, LLC, dated as of Issue Date, in favor of Fidelity National Title Insurance Company, Inc., as trustee, for the benefit of the First Lien Secured Parties and the Indenture Secured Parties, as at any time amended, to secure the MGM Resorts Completion Guarantee.

“CityCenter” means the multi-use development known as CityCenter on an approximately 67 acre site on the Las Vegas Strip.

“Clearstream” means Clearstream Banking, societe anonyme, Luxembourg.

“Code” means the Internal Revenue Code of 1986, as amended

“Collateral” means all of the assets and properties subject to the Liens created by the Collateral Documents, but, in any event, excluding Excluded Assets.

“Collateral Agent” means U.S. Bank National Association, in its capacity as “Collateral Agent” under this Indenture and under the Collateral Documents, and any successor thereto in such capacity.

“Collateral Agents” means the First Lien Collateral Agent, the Credit Facility Collateral Agent and the Collateral Agent.

“Collateral Documents” means the Deed of Trust, the Security Agreement, the Control Agreements, the General Intercreditor Agreement, the IP Security Agreements, and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing the Notes Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the collateral securing the Notes Obligations.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer or an Executive or Senior Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the General Counsel, any Vice President, the Secretary or an Assistant Secretary of the Managing Member, and delivered to the Trustee.

“Condemnation” means any taking by a Governmental Authority of assets or property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

“Condemnation Award” means all proceeds of any Condemnation or transfer in lieu thereof.

“Condo Proceeds Account” means a control account of the Company established at Bank of America and subject to a deposit control agreement into which the Net Proceeds of the sales of Condo Units (including any bulk sales thereof) or of Seller Financing Notes in an aggregate amount not to exceed the Condo Proceeds Amount may be deposited as cash collateral for the obligations under the MGM Resorts Completion Guarantee.

“Condo Proceeds Amount” means $123,850,553, as such amount may be adjusted in accordance with the past practices of the Company to reflect the return by the Company of any deposits in respect of sales of Condo Units previously received.

“Condo Unit” means a residential condominium or residential condominium-hotel unit in CityCenter to the extent characterized as such on the Issue Date (and related common area elements and other assets related thereto).

“Condominium Fee Subordination” has the meaning given in Section 4.24(a).

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a) increased (without duplication) by:

(i) all Permitted Tax Distributions for such period or, if applicable, provision for taxes based on income or profits or capital gains, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(ii) Consolidated Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv) Pre-Opening and Start-Up Expenses, to the extent that such Pre-Opening and Start-Up Expenses were deducted in computing Consolidated Net Income for such period; plus

(v) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(vi) the amount of loss on sale of receivables and related assets to a Special Purpose RE Subsidiary in connection with a RE Receivables Sale;

(b) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; and

(c) increased or decreased by (without duplication):

(i) any net gain or loss resulting in such period from Hedging Obligations and the application of the provisions of Statement of Financial Accounting Standards Board’s “Accounting Standards Codification” relating to Accounting Derivatives Instruments and Hedging Activities; plus or minus, as applicable,

(ii) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk), in each case to the extent the same was deducted or added back in computing Consolidated Net Income, as applicable.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Consolidated Fixed Charges of such Person for such period. In the event that an Issuer or any Restricted Subsidiary Incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made (the “Consolidated Fixed Charge Coverage Ratio Calculation Date”), then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by an Issuer or any of the Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis, assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into an Issuer or any of the Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation or any other transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company in accordance with Regulation S-X of the Securities Act, as promulgated by the Commission (and may include, for the avoidance of doubt, cost savings adjustments in compliance with such Regulation). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Consolidated Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of:

(a) Consolidated Interest Expense of such Person for such period; plus

(b) the product of (i) all cash dividends or other distributions paid (excluding items eliminated in consolidation and dividends or other distributions consisting solely of Equity Interests other than Preferred Stock or Disqualified Stock) on any series of Preferred Stock of any Restricted Subsidiary during such period, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, determined on a consolidated basis in accordance with GAAP; plus

(c) the product of (i) all dividends or other distributions accrued (excluding items eliminated in consolidation and all dividends or other distributions consisting solely of Equity Interests other than Preferred Stock or Disqualified Stock) on any series of Disqualified Stock during such period, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation or duplication, amortization of original issue discount, amortization or write-off of deferred financing costs, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations); provided that Consolidated Interest Expense shall not include either (x) amortization or write-offs of deferred financing costs related to the original issuance of the Notes or any financing consummated prior thereto or (y) write-offs relating to termination of Hedging Obligations related to the original issuance of the Notes, plus

(b) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries, plus

(c) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(a) whether gains or losses, any items classified as extraordinary or any non-cash item classified as nonrecurring shall be excluded,

(b) the cumulative effect of a change in accounting principles during such period shall be excluded,

(c) any income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(d) any gains or losses (less related fees, expenses and charges) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(e) any gains or losses (less related fees, expenses and charges), attributable to the early extinguishment of Indebtedness, Hedging Obligations or other derivative instruments shall be excluded,

(f) the Net Income for such period of any Person that is not a Subsidiary or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the aggregate amount of Net Income of any such Person in respect of such period distributed to an Issuer or any Restricted Subsidiary in the form of cash dividends or distributions,

(g) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans of the Company, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded,

(h) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Restricted Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(i) any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(j) the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to an Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein, and

(k) the amount of any Permitted Tax Distributions made during such period shall be deducted.

Notwithstanding the foregoing, for the purpose of Section 4.15 only (other than clause (3)(IV) of Section 4.15(a)), there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition, repurchase, redemption, repayment or return of capital, as applicable, of Investments made by an Issuer or the Restricted Subsidiaries after the Issue Date in other Persons and any distribution or dividend received from any such Persons.

“Consolidated Net Tangible Assets” means, as of each date of determination, the total amount of assets of the Company and its Subsidiaries, after deducting therefrom (a) all current liabilities of the Company and its Subsidiaries (excluding (i) the current portion of long-term Indebtedness, (ii) inter-company liabilities, and (iii) any liabilities which are by their terms renewable or extendable at the option of the obligor thereon to a time more than twelve months from the time as of which the amount thereof is being computed), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of the Company and its Subsidiaries, all as set forth on the latest internally available consolidated balance sheet of the Company prepared in accordance with GAAP.

“Construction Contracts” means the construction agreement dated March 9, 2005 between Perini Building Company and MGM MIRAGE Design Group, as assigned to the Company and as otherwise amended, and any other agreements between the Company or any of its Subsidiaries and the Contractor Defendants relating to the design, development or construction of CityCenter or its components.

“Construction Liens” means mechanics’ Liens asserted by contractors, subcontractors, materialmen, vendors or other similar claimants permitted to assert a mechanics’ Lien under applicable laws in respect of, or relating back to, construction activities at CityCenter occurring prior to January 1, 2011, including without limitation those associated with the claims of the plaintiffs in the Perini Litigation.

“Construction Payables” means the unpaid amount of any claims made by any contractors, subcontractors, materialmen, vendors or other legitimate claimants made in respect of works of improvement, which have been conducted in furtherance of CityCenter.

“Construction Resolution Date” means the date upon which all disputes underlying the Perini Litigation have been resolved by settlement or a judgment or other determination which is final and binding upon the parties, all Construction Liens have been discharged, all obligations pursuant to such settlement, judgment or other determination have been paid in full and all remaining obligations of MGM Resorts under the MGM Resorts Completion Guarantee have been either (i) satisfied or (ii) collateralized by the deposit of cash or a letter of credit, in each case in an amount not less than the aggregate amount of such obligations (as certified by an Officer of the Company) in the Condo Proceeds Account or in a deposit account owned by MGM Resorts and held with and subject to the control of the applicable Person pursuant to Section 4.2 of the MGM Resorts Completion Guarantee.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”)

of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(a) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor,

(b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(c) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractor Defendants” means Perini Building Company, its direct and indirect subcontractors, materialmen and vendors, each other direct and indirect contractor, materialman and vendor in respect of CityCenter which at any time is a party to the Perini Litigation or which has filed any mechanics’ Lien or similar process against the Company and all guarantors and other sureties and insurance providers for any of the foregoing.

“Control Agreements” means control agreements in favor of the Credit Facility Agent (for the benefit of the First Lien Obligations and the Notes Obligations) in respect of each deposit, brokerage or other similar account maintained by an Issuer or the Restricted Subsidiaries in a form reasonably acceptable to the Collateral Agents.

“Corporate Trust Office” means the office of the Trustee specified in Section 12.01 or any other office specified by the Trustee from time to time pursuant to such Section.

“corporation” means a corporation, association, company or business trust.

“Covenant Defeasance” has the meaning given in Section 8.04(c).

“Credit Facility” means (i) the Amended and Restated Credit Agreement, dated as of January 10, 2011, among the Company, the Lenders referred to therein, and Bank of America, N.A., as administrative agent and collateral agent (and their successors and assigns from time to time party thereto), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, modified, renewed, extended, refunded, replaced or refinanced, in whole or in part, from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Facility Agent” means, as the context requires, (i) Bank of America, N.A., in its capacity as administrative agent under the Credit Facility, and its successors and assigns, or any administrative agent under any other Credit Facility, or (ii) the Credit Facility Collateral Agent or any collateral agent under any other Credit Facility.

“Credit Facility Collateral Agent” means Bank of America, N.A., in its capacity as collateral agent under the Credit Facility, and its successors and assigns.

“Credit Facility Obligations” means, with respect to the Credit Facility outstanding on the Issue Date, the “Obligations” as defined in the Credit Facility and, with respect to any refinancing of the Credit Facility after the Issue Date, all amounts owing by any Grantor pursuant to the terms of such Credit Facility, including, without limitation, all amounts in respect of any principal, premium, interest (including any interest and fees accruing subsequent to the commencement of an insolvency or liquidation proceeding at the rate provided for in such Credit Facility, whether or not such interest or fees are allowed claims under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts pursuant to such Credit Facility.

“Crystals” means the facility at CityCenter known as “Crystals,” including the real property on which such facility is located, together with all improvements and fixtures thereon and all rights appurtenant thereto, consisting as of the Issue Date of approximately 457,000 leasable square feet of retail, restaurant and entertainment space.

“Deed of Trust” means a deed of trust in favor of Nevada Title Company, as trustee, for the benefit of the Collateral Agent on behalf of the Indenture Secured Parties encumbering the interests of each applicable Guarantor in and to the real property, improvements, and fixtures constituting CityCenter, including all additions, improvements and component parts related thereto and all rents, issues and profits therefrom, pledging the Collateral described therein to secure the Notes Obligations, as such document may be amended in accordance with the terms thereof and of this Indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.12(a).

“Definitive Note” means one or more certificated Notes registered in the name of the Holder thereof, issued in accordance with Section 2.06, and substantially in the form of Exhibit A hereto.

“Depositary” means, with respect to the Notes issued in whole or in part in global form, the person specified in or pursuant to Section 2.03 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” means or includes such successor.

“Disqualified Holder” has the meaning given in Section 3.08.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control, asset sale or requirement of any applicable gaming law) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control, asset sale or requirement of any applicable gaming law), in whole or in part, in each case prior to the date 91 days after the Maturity Date; provided, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. The amount of any Disqualified Stock shall be the greater of the face amount and the maximum redemption or repurchase price thereof.

“Distribution Compliance Period” means the 40-day Distribution Compliance Period provided for in Regulation S.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States that, at the time of payment, is legal tender for the payment of public and private debts.

“Dubai World” means Dubai World, a Dubai, United Arab Emirates government decree entity, and its successors.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Euroclear” means Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear system.

“Event of Default” has the meaning specified in Section 6.01.

“Event of Loss” means, with respect to any Collateral, any (1) Casualty of such Collateral, (2) Condemnation or seizure (other than pursuant to foreclosure or confiscation or requisition of the use of such Collateral) or (3) settlement in lieu of clause (2) above, in each case having a fair market value in excess of $25.0 million; provided that the Construction Resolution Date shall be deemed to be an “Event of Loss” with respect to Harmon.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means the Unrestricted Definitive Notes issued in exchange for the Initial Notes and any PIK Notes paid in connection therewith pursuant to the Exchange Offer in Section 2.06(f).

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Excluded Assets” means any assets excluded from the definition of Collateral in the Security Agreement.

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Board of Directors of the Company.

“First Lien Collateral Agent” means U.S. Bank National Association in its capacity as collateral agent under the First Lien Indenture.

“First Lien Indenture” means that certain Indenture dated as of January 21, 2011, among the Issuers, the First Lien Trustee and the First Lien Collateral Agent, as amended or supplemented from time to time.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement dated as of January 21, 2011, among the Issuers, Bank of America, N.A., as collateral agent for the credit agreement secured parties, Bank of America, N.A., as authorized representative for the credit agreement secured parties, U.S. Bank National Association, as initial additional first lien collateral agent, U.S. Bank National Association, as initial additional authorized representative, and each additional authorized representative for time to time party thereto.

“First Lien Notes” means the senior secured first lien notes due 2016 under the First Lien Indenture.

“First Lien Notes Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company or any Guarantor arising under the First Lien Indenture, the First Lien Notes, any additional First Lien Notes Incurred in compliance with this Indenture and the First Lien Indenture, any guarantees thereof, and any collateral or security documents executed in connection therewith, whether or not direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Issuers or any Guarantor of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“First Lien Obligations” means, collectively, (a) all Credit Facility Obligations, (b) the First Lien Notes Obligations and (c) any series of additional Indebtedness secured by a first priority lien on the Collateral on a pari passu basis with the Credit Facility Obligations and the First Lien Notes Obligations.

“First Lien Secured Parties” means, collectively, the Credit Facility Agent, the Credit Facility Collateral Agent, the holders of the Credit Facility Obligations, First Lien Trustee, the First Lien Collateral Agent, the Holders of the First Lien Notes and the holders of any future First Lien Obligations and their respective successor and assigns.

“First Lien Trustee” means U.S. Bank National Association, in its capacity as trustee under the First Lien Indenture.

“Funding Guarantor” has the meaning given in Section 10.04.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms “Consolidated Depreciation and Amortization Expense,” “Consolidated EBITDA,” “Consolidated Fixed Charge Coverage Ratio,” “Consolidated Fixed Charges,” “Consolidated Interest Expense,” “Consolidated Net Income,” and “Consolidated Net Tangible Assets,” all defined terms in this Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as set forth in the Financial Accounting Standards Board’s “Accounting Standards Codification” as may be amended from time to time (for all other purposes of this Indenture). All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Gaming Authority” means the Nevada Gaming Commission, the Nevada State Gaming Control Board or any similar commission or agency which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of the Company or a Restricted Subsidiary of the Company or any successor thereto.

“Gaming Facility” means any facility where casino or gaming operations are conducted.

“Gaming Laws” means the gaming laws of a jurisdiction or jurisdictions to which the Company or a Subsidiary of the Company is, or may at any time after the date of this Indenture be, subject.

“Gaming License” means any license, permit, franchise or other authorization from any governmental authority required on the date of this Indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of an Issuer and the Restricted Subsidiaries.

“General Intercreditor Agreement” means the general intercreditor agreement dated as of January 21, 2011 among Bank of America, N.A., as collateral agent for the credit agreement secured parties, Bank of America, N.A., as administrative agent for the credit agreement secured parties, U.S. Bank National Association, as collateral agent and authorized representative for the initial additional first lien secured parties, U.S. Bank National Association, as collateral agent for the junior lien obligations, and each additional first lien collateral agent and authorized representative from time to time party thereto.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means one or more Notes substantially in the form attached hereto as Exhibit A issued under this Indenture that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Government Securities” means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

“Government Transfers” means any Condemnation or any transfers of interests in real property held by an Issuer or any of the Restricted Subsidiaries to any State of Nevada, Clark County or local governmental authority consisting of easements, rights-of-way, dedications, exchanges or swaps or similar transfers undertaken in furtherance of the development, construction or operation of CityCenter, so long as such transfers, individually or in the aggregate, do not in the aggregate materially adversely affect the Fair Market Value or use of the real property for the purposes for which it is or may reasonably be expected to be held.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central bank).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under this Indenture and the Notes.

“Guaranteed Obligations” has the meaning specified in Section 10.01(a).

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of this Indenture and its successors and assigns, until released from its obligations under its Guarantee in accordance with the terms of this Indenture.

“Harmon” means the partially constructed building at CityCenter known as the “Harmon Hotel & Spa,” including the real property on which such facility is located together with all improvements and fixtures thereon and all rights appurtenant thereto.

“Harmon Equity” means cash contributions or purchases of Equity Interests of the Company by either or both of the Sponsors or their Wholly-Owned Subsidiaries which, prior to the issuance thereof, are designated by the Company as having been made to fund the demolition of Harmon or any repair of Harmon required by applicable law.

“Harmon-Related Net Loss Proceeds” means any Net Loss Proceeds in respect of an Event of Loss (i) which are used for the demolition of Harmon or any repair of Harmon required by applicable law, (ii) which are reserved and designated to be used for the demolition of Harmon or any repair of Harmon by applicable law (it being understood that no Net Loss Proceeds may be so designated unless, within 60 days of the receipt thereof, the Company has become legally mandated to demolish or repair Harmon and that, to the extent such funds are not utilized to effectuate such demolition or repair, such funds shall cease to be Harmon-Related Net Loss Proceeds and shall be applied in accordance with Section 4.11 upon the making of the final payments required in respect of such demolition or repair to the related contractors) or (iii) which are used to reimburse either or both Sponsors or their Wholly-Owned Subsidiaries for Harmon Equity.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, commodity or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, enter into any guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided that any Indebtedness or Equity Interests of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (i) Contingent Obligations not in connection with Indebtedness under clause (1) or (ii) any obligation or commitment, contingent or otherwise, to make an Investment (other than any guarantee of or other obligation or commitment to pay any Indebtedness for borrowed money of another Person). For the avoidance of doubt, any obligation of the Company to pay the MGM Resorts Completion Guarantee Reimbursement Amount or to make Sponsor Harmon Reimbursement Payments, MGM Operational Reimbursement Payments or MGM Condo Proceeds Payments shall not be considered “Indebtedness.”

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indenture Secured Parties” means, collectively, the Trustee, the Collateral Agent and the Holders of the Notes.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Indirect Participant” means an entity that, with respect to any Depositary, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Infinity World” means Infinity World Development Corp, a Nevada corporation and a wholly-owned Subsidiary of Dubai World.

“Initial Notes” has the meaning specified in the preamble hereto.

“Initial Purchasers” means RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp. and UBS Securities LLC.

“Interest Escrow Account” means the Interest Reserve Account (as such term is defined in the First Lien Intercreditor Agreement) into which a portion of the net proceeds of the offering of the First Lien Notes in an amount expected to equal approximately 18 months of interest payments in respect of the First Lien Notes and the Credit Facility will be deposited on the Issue Date.

“Interest Payment Date” with respect to any Note means January 15 and July 15 of each year, commencing July 15, 2011, provided that if such Interest Payment Date is not a Business Day, interest due on such Interest Payment Date shall be payable on the next succeeding Business Day.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable or credit extended, trade credit, advances to customers, commission, travel and similar advances or credit extended to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person, completion guarantees issued in favor of any Person other than the Co-Issuer or a Restricted Subsidiary of the Company (but only to the extent that any obligations of an Issuer or any of the Restricted Subsidiaries with respect to such completion guarantee is required by GAAP to be classified on the balance sheet of the Company as a liability) and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.15:

(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Company.

“IP Security Agreements” means the Second Lien Trademark Security Agreement and Second Lien Copyright Security Agreement, each dated January 21, 2011, executed by the pledgor and the Collateral Agent.

“Issue Date” means January 21, 2011.

“Issue Date Equity Contributions” means the equity contribution from MGM Resorts to the Company on or about the Issue Date in an aggregate amount of approximately $77 million, as described in the Offering Memorandum.

“Laws” means, collectively, all international, foreign, United States federal and state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Legal Defeasance” has the meaning given in Section 8.04(b).

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, or any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loss Proceeds Offer” has the meaning given in Section 4.11(b).

“Loss Proceeds Offer Amount” has the meaning given in Section 4.11(b).

“Loss Proceeds Offer Payment” has the meaning given in Section 4.11(b).

“Loss Proceeds Offer Payment Date” has the meaning given in Section 4.11(b)(ii).

“Mandarin” shall mean the Mandarin Oriental luxury hotel and residences, which is a component of CityCenter.

“Maturity” when used with respect to any Note means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment or otherwise.

“Maturity Date” means January 15, 2017.

“MGM Condo Proceeds Payments” means payments out of the net cash proceeds received by the Company or any of the Restricted Subsidiaries after the Issue Date from the sale of Condo Units or Seller Financing Notes to (A) pay Construction Payables, (B) cash collateralize the remaining obligations under the MGM Resorts Completion Guarantee (such cash collateral to be applied as provided in clauses (A) or (C) of this definition) or (C) if the Construction Resolution Date has occurred, reimburse MGM Resorts for payments previously made under the MGM Resorts Completion Guarantee in an aggregate amount not to exceed the Condo Proceeds Amount since the Issue Date and only to the extent the aggregate construction costs for CityCenter are more than $8,485,638,000.

“MGM Operational Reimbursement Payments” means payments to MGM Resorts and its Affiliates for services rendered or costs advanced to or on behalf of the Company and its Subsidiaries (including employment costs) in accordance with past practices and on an arm’s-length basis, and in any event including payments made pursuant to the MGM Resorts Operations Management Agreements and the

MGM Resorts Affiliate Agreements in the manner described therein, in each case as may be amended in accordance with Section 4.17(b)(v).

“MGM Resorts” means MGM Resorts International, a Delaware corporation (formerly known as “MGM MIRAGE”), and its successors.

“MGM Resorts Affiliate Agreements” means the agreements, arrangements and other transactions described in the Offering Memorandum under “Certain Related Party Transactions—Management Agreements,” “— Todd English P.U.B.,” “—Aircraft Agreement” and “—Other Transactions with MGM Resorts” in each case as in effect as of the Issue Date.

“MGM Resorts Completion Guarantee” means the Amended and Restated Sponsor Completion Guarantee (MGM Resorts) executed by MGM Resorts in favor of the Company, the Collateral Agent, the Credit Facility Collateral Agent and the First Lien Collateral Agent, as at any time amended.

“MGM Resorts Completion Guarantee Reimbursement Amount” means an amount paid to MGM Resorts to reimburse MGM Resorts for amounts paid by it in respect of the construction of CityCenter pursuant to the MGM Resorts Completion Guarantee and its predecessor agreements which is equal to the sum of the following; provided that in no event shall the payment of any such amount to MGM Resorts result in the aggregate amount of the costs of design, development and construction of CityCenter being less than $8,485,638,000:

(a) all attorneys fees, consultants fees, expert witness fees, filing fees and other costs associated with the conduct or settlement of the Perini Litigation;

(b) all expenses associated with investigation of suspected or actual construction defects at CityCenter;

(c) all expenses of work conducted to repair, correct or remediate any construction defects at CityCenter;

(d) all amounts included in any settlement, or determined in any final judgment to be payable by the Contractor Defendants, with respect to any overpayments in respect of any element of the Construction Contracts, including the application of any limit in the maximum price payable by the Company and its Subsidiaries for work under any guaranteed maximum price contract; and

(e) to the extent determined in any final judgment or pursuant to any settlement to be payable by the Contractor Defendants, interest on the amounts described in clauses (a) through (d) above.

“MGM Resorts Operational Entities” means, collectively, MGM Resorts and each present and future Subsidiary thereof which is at any time party to any of the MGM Resorts Operations Management Agreements or any of the MGM Resorts Affiliate Agreements.

“MGM Resorts Operations Management Agreements” means, collectively, (a) the Hotel and Casino Operations and Hotel Assets Management Agreement among the Managing Member, CityCenter Hotel & Casino, LLC, a Nevada limited liability company, MGM Resorts, and CityCenter Land, LLC, dated as of November 15, 2007, (b) the Condo-Hotel Operations Management Agreement among Vdara Condo Hotel, LLC and CityCenter Vdara Development, LLC, dated as of November 15, 2007, (c) the Retail Management Agreement among the Project CC, LLC, the Crystals at CityCenter Management,

LLC, MGM Resorts and Borrower, dated as of November 15, 2007, (d) the Development Management Agreement for CityCenter among the Managing Member, MGM Resorts and the Company, dated as of November 15, 2007, in each of clauses (a) through (d), as amended through the Issue Date, and (e) any additional agreements entered into with controlled Affiliates of MGM Resorts on terms which are substantially as or more favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s-length transaction, in each case as at any time amended.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Loss Proceeds” means, with respect to any Event of Loss, the proceeds in the form of cash or Cash Equivalents from (a) insurance proceeds, (b) Condemnation Awards or (c) damages awarded by any judgment or settlement payment received by an Issuer or any of the Restricted Subsidiaries from such Event of Loss, net of the sum (without duplication) of (i) the actual costs relating to such Event of Loss, including legal, appraisal or insurance adjuster fees (and, with respect to the Perini Litigation, any other fees and expenses Incurred by the Company or any of its Subsidiaries in connection therewith (including any such fees and expenses which are advanced by MGM Resorts under the MGM Resorts Completion Guarantee or otherwise), any relocation expenses Incurred as a result thereof, taxes (or Permitted Tax Distributions) paid or payable (or to be paid) as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on such assets or properties that ranks prior to the security interest of the Trustee in those assets, after giving effect to any provisions in the Collateral Documents and the General Intercreditor Agreement as to the relative ranking of security interests and any deduction of appropriate amounts to be provided by an Issuer or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with such Event of Loss, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations, (ii) Casualty Bridge Capital used to reimburse the applicable Sponsor pursuant to clause (x) of Section 4.15(b) and (iii) with respect to Harmon-Related Net Loss Proceeds, the sum of (A) the MGM Resorts Completion Guarantee Reimbursement Amount and (B) the Sponsor Harmon Reimbursement Payments.

“Net Loss Proceeds Deposit Account” has the meaning given in Section 4.11(a).

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by an Issuer or any of the Restricted Subsidiaries in respect of any Asset Sale, including any cash and Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale (in each case, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other non-cash form), in each case, net of costs relating to such Asset Sale and the sale or disposition of such non-cash consideration, including legal, accounting and investment banking fees, brokerage and sales commissions, any relocation expenses Incurred as a result thereof and taxes (or Permitted Tax Distributions) paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any deduction of appropriate amounts to be provided by an Issuer or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with such

Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations.

“Net Proceeds Offer Amount” has the meaning given in Section 4.10(d).

“Non-Control Entity” means any partnership, joint venture, limited liability company or similar entity of which 20% or more of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by a Person or one or more of the other Subsidiaries of that Person, or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, but with respect to which such Person and its other Subsidiaries do not have the collective right to elect a majority of the Board of Directors or other equivalent governing body, and otherwise lack the power to direct the management, of such partnership, joint venture, limited liability company or similar entity. Unless otherwise specified, “Non-Control Entity” refers to a Non-Control Entity of the Company.

“Non-Recourse Indebtedness” means Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary:

(1) as to which none of an Issuer or any Restricted Subsidiary:

(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

(b) is directly or indirectly liable (as a guarantor or otherwise), or

(c) constitutes the lender or purchaser, and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of any of an Issuer or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity;

provided that Non-Recourse Indebtedness shall include any Indebtedness of a Special Purpose RE Subsidiary that is recourse to an Issuer or any Restricted Subsidiary solely with respect to Liens described in clause (21) of the definition of Permitted Liens and Special Purpose RE Financing Undertakings

“Non-U.S. Person” means any Person other than a U.S. Person.

“Note Register” means a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Notes and of transfers and exchanges of such Notes which the Issuers shall cause to be kept at the Corporate Trust Office of the Trustee (or at the appropriate office of any other Registrar appointed hereunder).

“Notes” has the meaning stated in the recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall include any Exchange Notes to be issued and exchanged for the Initial Notes pursuant to the Registration Rights Agreement and this Indenture.

“Notes Custodian” or “Custodian” means the custodian with respect to any Global Note appointed by the Company pursuant to Section 2.03, or any successor entity thereto appointed in accordance with the terms of this Indenture.

“Notes Obligations” means “Secured Obligations” as such term is defined in the Security Agreement.

“Notice of Default” has the meaning given in Section 6.01.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Secretary, any Assistant Treasurer or Assistant Secretary of the Managing Member (with respect to the Company), the Co-Issuer or the ultimate managing member of a Restricted Subsidiary (with respect to such Restricted Subsidiary).

“Officer’s Certificate” means a certificate signed on behalf of an Issuer by an Officer of such Issuer or on behalf of a Restricted Subsidiary by an Officer of such Restricted Subsidiary, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Managing Member (with respect to the Company), the Co-Issuer or the ultimate managing member of such Restricted Subsidiary.

“Offering Memorandum” means the offering memorandum dated January 13, 2011 relating to the sale of the Initial Notes.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.

“Outstanding Notes” has the meaning set forth in Section 2.08.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning given in Section 2.03.

“Perini Litigation” means the lawsuit involving Perini Building Company, the Company and certain of its Affiliates, among others, initiated by the filing of that certain Complaint in the Eighth Judicial District Court for Clark County, State of Nevada on March 25, 2010 as Cash # A-10-612676-B, including all proceedings therein, including relating to any amended complaint, answer, counterclaim or otherwise.

“Permitted C-Corp. Conversion” means a transaction resulting in the Company or any of the Restricted Subsidiaries becoming a subchapter “C” corporation under the Code, so long as, in connection with such transaction:

(1) the subchapter “C” corporation resulting from such transaction is a corporation organized and existing under the laws of any State of the United States or the District of Columbia and the Beneficial Owners of the Equity Interests of the subchapter “C” corporation shall be the same, and shall be in the same percentages, as the Beneficial Owners of Equity Interests of the applicable entity immediately prior to such transaction;

(2) the subchapter “C” corporation resulting from such transaction assumes in writing all of the obligations, if any, of the applicable entity under (a) this Indenture, the Notes, the Guarantees, the Collateral Documents and the General Intercreditor Agreement, as applicable, and (b) all other documents and instruments to which such Person is a party (other than, in the case of clause (a) only, any documents and instruments that, individually or in the aggregate, are not material to the subchapter “C” corporation);

(3) the subchapter “C” corporation resulting from such transaction takes all action necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interests in the Equity Interests of, or property owned by, such subchapter “C” corporation intended to be created by the Collateral Documents, as modified by clause (2) above;

(4) the Trustee is given not less than 45 days’ advance written notice of such transaction and evidence satisfactory to the Trustee (including, without limitation, title insurance and a satisfactory Opinion of Counsel) regarding the maintenance of the perfection and priority of Liens granted, or intended to be granted, in the Equity Interests of, or Collateral owned by, the Company or such Restricted Subsidiary following such transaction;

(5) such transaction would not cause or result in a Default or an Event of Default;

(6) such transaction does not result in the loss or suspension or material impairment of any Gaming License unless a comparable Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

(7) such transaction does not require any Holder or Beneficial Owner of the Notes to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction;

(8) the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that neither Issuer, nor any Restricted Subsidiary, nor any of the Holders will recognize income, gain or loss for United States federal or state income tax purposes as a result of such Permitted C-Corp. Conversion; and

(9) the Company shall have delivered to the Trustee a certificate of the Chief Financial Officer of the Managing Member confirming that the conditions in clauses (1) through (8) have been satisfied.

“Permitted Investment” means:

(1) any Investment in an Issuer or any of the Restricted Subsidiaries, provided that any Investment that results in a transfer of Collateral to any Restricted Subsidiary shall constitute a Permitted Investment only if such Restricted Subsidiary is a Guarantor and the Collateral Agent shall have received such instruments and documents as may be necessary to ensure that the Liens of the Collateral Documents continue to apply to such Collateral and continue to be of first priority (subject to Permitted Liens);

(2) any Investment in cash and Cash Equivalents, provided that in the case of Investments of Collateral, such Investments constitute Collateral under the Collateral Documents;

(3) any Investment by an Issuer or any of the Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets and properties to, or is liquidated into, an Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets or properties, including earnouts, not constituting cash and Cash Equivalents and received in connection with (i) an Asset Sale made pursuant to and in accordance with the provisions of Section 4.10 or (ii) an Event of Loss of the type contemplated by clause (3) of the definition of “Event of Loss” that was made pursuant to and in accordance with Section 4.11;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by an Issuer or any of the Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by such Issuer or any such Restricted Subsidiary received in compromise or settlement of obligations of trade creditors, contract parties, lessees or customers that were Incurred in the ordinary course of business or in connection with, or as a result of, a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by an Issuer or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Any Investment consisting of Real Estate Receivables or any Investments received in exchange for any Seller Financing Notes or the contribution of Seller Financing Notes into a Special Purpose RE Subsidiary;

(8) Hedging Obligations permitted under clause (ix) of Section 4.12(b);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company; provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 4.15(a);

(10) guarantees of Indebtedness of the Company and any Restricted Subsidiary permitted under Section 4.12;

(11) loans and advances to officers, directors and employees, in each case Incurred in the ordinary course of business or consistent with past practices;

(12)(a) Investments consisting solely of Real Estate Receivables in or by any Special Purpose RE Subsidiary, or in connection with a RE Receivables Sale by or to or in favor of any Special Purpose RE Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such RE Receivables Sale or any related Indebtedness, or (b) any promissory note issued by the Company to a Special Purpose RE Entity;

(13) Investments consisting of letters of credit or guarantees to support insurance premium financings for insurance coverages for CityCenter permitted under clause (xv) of Section 4.12(b);

(14) Investments in Persons who are the owners or operators of restaurants, retail, night club or other businesses located at CityCenter consistent with industry practices for arrangements with such Persons which do not exceed $25.0 million at any time outstanding;

(15) to the extent constituting an Investment, licenses of patents, trademarks and other intellectual property rights granted by the Company or any of the Restricted Subsidiaries not interfering in any material respect with the ordinary conduct of the business of such Person;

(16) to the extent constituting an Investment, repurchases of the Notes;

(17) the assignment of gaming debts evidenced by a credit instrument, including what are commonly referred to as “markers,” to an Affiliate of the Company for the purpose of collecting amounts outstanding under such gaming debts or “markers” due to an Issuer or any of the Restricted Subsidiaries thereunder; provided that any Affiliate receiving any such assignment enters into a binding agreement to pay all amounts so collected back to such Issuer or such Restricted Subsidiary within 30 days of receipt of payment of such collected amounts; provided, further, that any such Affiliate is not, at the time of any such assignment, in default of its obligations under any such binding agreement previously delivered with respect to any such assignment; and

(18) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding (after giving effect to any such Investments that are returned to the Company or any Restricted Subsidiary that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation), not to exceed $25.0 million.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation or regulatory requirements; deposits made to secure liability to insurance carriers; good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party; deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure bid, surety, customs or appeal bonds in proceedings to which such Person is a party; deposits as security for contested taxes or import duties or for the payment of rent; and deposits made by an Issuer or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(2)(i) carriers’, warehousemen’s, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings (which proceedings have the effect of preventing forfeiture or sale of the affected assets) diligently conducted, if adequate reserves with respect thereto in accordance with GAAP are maintained on the books of the applicable Person and (ii) mechanics Liens existing on the Issue Date and additional mechanics liens not to exceed $75.0 million in the aggregate (after eliminating Liens representing duplicative claims);

(3) Liens for taxes, assessments or other governmental charges not yet past due; or Liens for taxes, assessments or other governmental charges which are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto have been set aside in accordance with GAAP;

(4)(i) minor survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other similar purposes, or present or future zoning laws, ordinances or other restrictions as to the use, occupancy or enjoyment of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held, (ii) minor defects and irregularities in title to any real property which in the aggregate does not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held, (iii) leases, subleases, licenses or sublicenses granted to others which do not materially interfere with the ordinary conduct of the business of the Issuers or any of the Restricted Subsidiaries and do not secure Indebtedness, (iv) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuers and its Restricted Subsidiaries and (v) Acceptable Land Use Arrangements;

(5) Liens securing Indebtedness permitted to be Incurred pursuant to clause (iv) of Section 4.12(b) and Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to an Issuer or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.12 or Liens in favor of an Issuer or any Guarantor;

(6) Liens securing Indebtedness under the Credit Facility and additional First Lien Obligations in an aggregate amount not to exceed the amounts permitted to be Incurred pursuant to clause (i) of Section 4.12(b) (assuming solely for purposes of determining compliance with the limitation in this clause (6) that any such additional First Lien Obligations were Incurred under the Credit Facility);

(7) Liens existing on the Issue Date;

(8) Liens on assets or properties or shares of stock of a Person at the time such Person becomes a Subsidiary or Liens on assets or properties at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into an Issuer or any of the Restricted Subsidiaries; provided that in each case such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary or such acquisition, as the case may be; and provided, further, that in each case such Liens may not extend to any other property owned by an Issuer or any of the Restricted Subsidiaries;

(9) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (5), (7), (8), (9), (14) and (22); provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property and the proceeds (including insurance proceeds), products, rents, profits, accessions and replacements thereof or thereto) and shall rank equally or junior to the original Lien relative to the Notes, and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (5), (7), (8), (9), (14) and (22) at the time the original Lien became a Permitted Lien under this Indenture (plus all accrued interest), and (ii) an amount necessary to pay any underwriting discounts, fees, expenses and premiums related to such refinancing, refunding, extension, renewal or replacement;

(10) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(e), prior to any forfeiture or sale, so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(11)(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (ii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by an Issuer or any of the Restricted Subsidiaries; and (iii) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of an Issuer or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of an Issuer and the Restricted Subsidiaries;

(13) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(14) Liens securing the Notes issued on the Issue Date, the First Lien Notes issued on the Issue Date and any additional Notes Incurred to refinance First Lien Obligations;

(15) rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to the use of any property or, any right, power, franchise, grant, license, or permit;

(16) covenants, conditions, and restrictions affecting the use of property which in the aggregate do not materially impair the fair market value or use of the property for the purposes for which it is or may reasonably be expected to be held;

(17) any other statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, prior to any forfeiture or sale; provided that, if delinquent, adequate reserves have been set aside with respect thereto in accordance with GAAP;

(18) any Lien created by an agreement or instrument entered into by an Issuer or a Restricted Subsidiary which consists of a restriction on the assignability, transfer or hypothecation of such agreement or instrument;

(19) Liens on the Interest Escrow Account for the benefit of the lenders under the Credit Facility and the Holders of the First Lien Notes;

(20) other non-consensual Liens not Incurred in connection with an issuance of Indebtedness, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the property of an Issuer and the Restricted Subsidiaries, taken as a whole;

(21) Liens securing Real Estate Receivables of any Special Purpose RE Entity, Liens in favor of any Special Purpose RE Entity in connection with a RE Receivables Sale or Liens on Equity Interests of Special Purpose RE Subsidiaries granted in connection with a Special Purpose RE Financing, but only to the extent that the recourse of the lender to an Issuer or a Restricted Subsidiary on any Indebtedness which such Lien secures is limited to such Equity Interests, any related Real Estate Receivables and Special Purpose RE Financing Undertakings;

(22) Liens existing on the date of the Indenture and disclosed in the title commitment for the Deed of Trust;

(23) Liens on any Equity Interests in Unrestricted Subsidiaries of the Company but only to the extent that the recourse of the lender to the Issuers or any Restricted Subsidiary on any Indebtedness which such Lien secures is limited to such Equity Interests;

(24) Liens securing Hedging Obligations permitted to be Incurred in accordance with clause (ix) of Section 4.12(b) and Liens securing obligations in respect of Treasury Management Arrangements;

(25) Licenses of patents, trademarks and other intellectual property rights granted by an Issuer or any of the Restricted Subsidiaries not interfering in any material respect with the ordinary conduct of the business of such Person;

(26) to the extent constituting Liens, ground leases and subleases in respect of the real property owned or leased by an Issuer or any of the Restricted Subsidiaries, and any leasehold mortgage on the lessee’s leasehold interest in the underlying real property in favor of any party financing the lessee under any such lease or sublease, so long as: (a) neither Issuer nor any of the Restricted Subsidiaries is liable for the payment of any principal of, or interest, premiums or fees on, such financing, and (b) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the applicable mortgage securing the notes, or Guarantee, as the case may be (subject to any subordination, non-disturbance, attornment and estoppel agreement entered into as provided for in the General Intercreditor Agreement or Collateral Documents);

(27) Liens consisting of the right of tenants in respect of leases of Condo Units to apply a portion of rental payments for such Condo Units towards the purchase of such Condo Unit or to otherwise acquire the rented Condo Unit; and

(28) Liens not specified in clauses (1) through (27) above and not otherwise permitted by Section 4.13 so long as the aggregate outstanding principal amount of the obligations secured by all such Liens in the aggregate does not exceed $10.0 million at any one time (collectively for all assets and property subject to such Liens).

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Tax Distributions” means cash distributions to or for the account of the ultimate tax-paying Persons which are the direct or indirect holders of Equity Interests in the Company, made not more frequently than once each fiscal quarter, in an amount no greater than the Federal and state income tax liability attributable to such Persons by reason of the tax attributes of the Company and its Subsidiaries (after taking into account all available credits and deductions) for the immediately preceding fiscal quarter, at the highest combined United States federal and state income tax rate payable by any such Person.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Interest” has the meaning given in Section 1 of Exhibit A.

“PIK Payment” means an amount equal to the amount of PIK Interest for the applicable interest period.

“Place of Payment” when used with respect to the Notes means the Corporate Trust Office of the Trustee or such other location as may be established under Section 4.04.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Pre-Opening and Start-Up Expenses” means, for any period, the amount classified as “preopening and start-up expenses” by the Company in its consolidated statements of operations, inclusive of marketing, promotional, hiring and other similar expenses of the Company and its Restricted Subsidiaries Incurred in connection with the introduction of a new product or service, in all cases in accordance with the Company’s accounting policies and GAAP, consistently applied.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

“Protected Purchaser” means a purchaser of a Note, or of an interest therein, who: (i) gives value; (ii) does not have notice of any adverse claim to the Note; and (iii) obtains control of the Note.

“Purchase Date” means any of the Change of Control Payment Date, the Asset Sale Payment Date and the Loss Proceeds Offer Payment Date, as applicable.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Equity Offering” means a bona fide offering of common Equity Interests which results in gross proceeds to the Company of at least $50.0 million, to the extent that such gross receipts are contributed as a cash capital contribution to the Company.

“Qualified Stock” means any Capital Stock that is not Disqualified Stock.

“RE Receivables Sale” means any sale, transfer, assignment, participation, encumbrance, hypothecation, pledge, conveyance or other disposition of, or creation or granting of any Lien on, real estate or real estate-related assets relating to condominiums, apartments, other similar rights related thereto or Real Estate Receivables by the Company or any Subsidiary thereof to or in favor of any Special Purpose RE Entity, or by any Special Purpose RE Subsidiary, in each case in connection with a Special Purpose RE Financing, including the Incurrence by a Special Purpose RE Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such real estate, real estate-related asset or Real Estate Receivables.

“Real Estate Receivables” means any receivables, accounts, notes, loans or similar instruments or agreements created in connection with extensions of credit to purchasers of real estate or real estate-related assets or rights from the Company or a Subsidiary or Non-Control Entity of the Company relating to condominiums, apartments, leases and other similar and/or appurtenant rights related thereto, including any Seller Financing Notes.

“Recorder’s Office” has the meaning given in Section 4.24(a).

“Redemption Date” means the date fixed for redemption of any Note pursuant to this Indenture.

“Redemption Price” has the meaning given in Section 3.01.

“Refinancing Indebtedness” has the meaning given in Section 4.12(b)(x).

“Registrar” has the meaning given in Section 2.03.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the Initial Notes dated as of the Issue Date, among the Issuers, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

“Regular Record Date” for the interest payable on the Notes on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means one or more Global Notes bearing the Private Placement Legend issued in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes sold in reliance on Rule 903 of Regulation S on the Issue Date.

“Released Property” has the meaning given in Section 11.04(b)(i).

“Responsible Officer” means any officer within the corporate trust department of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means one or more Definitive Notes issued under this Indenture bearing the Private Placement Legend.

“Restricted Global Note” means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; provided that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of any Registration Rights Agreement be a Restricted Global Note.

“Restricted Investment” means an Investment (including an Investment made in a Non-Control Entity or an Unrestricted Subsidiary) other than a Permitted Investment.

“Restricted Payment” has the meaning given in Section 4.15(a).

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any foreign subsidiary) that is not then an Unrestricted Subsidiary; provided that if any Unrestricted Subsidiary ceases to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Rule 144” has the meaning promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means one or more Global Notes bearing the Private Placement Legend that will be issued in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes to be resold by the Initial Purchasers in reliance on Rule 144A on the Issue Date.

“Rule 14e-1” has the meaning given in Section 4.09(c).

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by an Issuer or any of the Restricted Subsidiaries of any real or tangible personal property or assets, which property has been or is to be sold or transferred by such Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Secured Indebtedness” means any Indebtedness of an Issuer or any of the Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Agreement” means the Second Lien Security Agreement, dated January 21, 2010, executed by the Issuers and Guarantors in favor of the Collateral Agent, as such document may be amended in accordance with the terms thereof and of this Indenture.

“Seller Financing Note” means a promissory note in favor of the Company or a Restricted Subsidiary executed in connection with the disposition by the Company or a Restricted Subsidiary of a Condo Unit which is secured by a mortgage lien on such Condo Unit.

“Shelf Registration Statement” means a shelf registration statement prepared pursuant to the Registration Rights Agreement in respect of the Initial Notes.

“Significant Subsidiary” means a Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article I, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the Issue Date; provided, that for purposes of this Indenture, each reference therein to 10% shall be deemed to be 2.5%.

“Similar Business” means any business conducted or proposed to be conducted by an Issuer and the Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, complementary, incidental or ancillary thereto.

“SNDA” has the meaning given in Section 4.24(b).

“Special Purpose RE Entity” means (x) any Special Purpose RE Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing, securitizing, syndicating or refinancing Real Estate Receivables and/or related assets.

“Special Purpose RE Financing” means any financing or refinancing of assets consisting of Real Estate Receivables of an Issuer or any Restricted Subsidiary that have been transferred to a Special Purpose RE Entity or made subject to a Lien in a RE Receivables Sale.

“Special Purpose RE Financing Undertakings” means representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by an Issuer or any of the Restricted Subsidiaries that the Company determines in good faith (which determination shall be conclusive) are customary in connection with a Special Purpose RE Financing or a RE Receivables Sale; provided that (x) it is understood that Special Purpose RE Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (ii) Hedging Obligations, or other similar obligations entered into by an Issuer or any Restricted Subsidiary, in respect of any Special Purpose RE Financing or RE Receivables Sale, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any guarantee of Indebtedness of a Special Purpose RE Subsidiary by an Issuer or a Restricted Subsidiary that is not a Special Purpose RE Subsidiary.

“Special Purpose RE Subsidiary” means a Subsidiary of the Company that (a) is engaged solely in (x) the business of acquiring, selling, collecting, financing, securitizing, syndicating, or refinancing Real Estate Receivables, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and (y) any business or activities incidental or related to such business, and (b) is designated as a “Special Purpose RE Subsidiary” by the Company.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

“Sponsor Harmon Reimbursement Payments” means payments made to the applicable Sponsor out of insurance proceeds, Condemnation Awards, or judgment or settlement proceeds in respect of

Harmon received by the Company or any of the Restricted Subsidiaries in an amount not to exceed the lesser of (x) $50.0 million and (y) the original amount of Harmon Equity.

“Sponsor Subordinated Debt” means the Indebtedness of the Company to the Sponsors or their wholly-owned Subsidiaries evidenced by the Sponsor Subordinated Notes, having a maturity and no scheduled principal payments prior to 91 days following the Maturity Date. All interest in respect of the Sponsor Subordinated Debt shall be payable in kind.

“Sponsor Subordinated Notes” means, collectively, (a) the Amended and Restated Sponsor Subordinated Note issued by the Company in favor of Project CC, LLC in the principal amount of $547,401,721.23, (b) the Amended and Restated Sponsor Subordinated Note issued by the Company in favor of Infinity World in the principal amount of $547,386,856.39, and (c) any additional Sponsor Subordinated Notes issued to the Sponsors or their respective Wholly-Owned Subsidiaries, on terms no less favorable to the Company than the notes referred to in clauses (a) and (b) above, in each case, to evidence voluntary contributions of Sponsor Subordinated Debt of the Company, in each case, expressly subordinated in right of payment to the Notes at least to the same extent as the Sponsor Subordinated Debt outstanding on the Issue Date.

“Sponsors” means MGM Resorts and Dubai World and each of their respective controlled Affiliates.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

“Subordinated Indebtedness” means, with respect to the Notes, (i) any Indebtedness of an Issuer which is by its terms expressly subordinated in right of payment to the Notes and (ii) any Indebtedness of any Guarantor which is by its terms expressly subordinated in right of payment to the Guarantee of such entity of the Notes. “Subordinated Indebtedness” in any event includes, without limitation, the Sponsor Subordinated Notes.

“Subsidiary” of any specified Person means any corporation, partnership or limited liability company of which at least a majority of the outstanding Capital Stock (or other Equity Interests) having by the terms thereof ordinary voting power for the election of directors (or the equivalent) (irrespective of whether or not at the time Capital Stock (or other Equity Interests) of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, or by one or more of its other Subsidiaries, or by such Person and one or more of its other Subsidiaries.

“Successor Company” has the meaning given in Section 5.01(a).

“Successor Guarantor” has the meaning given in Section 5.02(a)(i).

“supplemental indenture” has the meaning given in Section 9.01(a).

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), and the rules and regulations promulgated thereunder.

“Transaction Documents” means this Indenture, the Notes, any Guarantee, any Collateral Document, the Registration Rights Agreement or any other document, instrument or agreement arising out of or relating to any of the foregoing.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services and other cash management services.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to January 15, 2014; provided that if the period from the Redemption Date to January 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means, when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of the Trustee or Paying Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Paying Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Indenture Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“United States” means the United States of America (including the States and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

“Unrestricted Definitive Note” means one or more Definitive Notes issued under this Indenture that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means one or more Global Notes issued under this Indenture that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(a) Subsidiaries of the Company formed under the laws of foreign nations whose only tangible assets or properties are located in foreign nations, and Subsidiaries of the Company that own as their sole asset the stock or other securities and obligations of such foreign Subsidiaries; and

(b) any Subsidiary of the Company (including any newly-formed or newly-acquired Subsidiary) that is designated as an Unrestricted Subsidiary in writing by the Company to the Trustee, and any Subsidiary of such an Unrestricted Subsidiary, but only so long as the conditions under Section 4.19 and in the definition of “Investment” are satisfied upon such designation.

Notwithstanding the foregoing, no Subsidiary shall be designated as, or otherwise constitute, an Unrestricted Subsidiary if:

(i) it has outstanding any Indebtedness other than Non-Recourse Indebtedness;

(ii) it has guaranteed or granted any Liens securing any Indebtedness of an Issuer or any Restricted Subsidiary; or

(iii) it is subject to any of the covenants of the Credit Facility or any other existing or future senior subordinated notes or senior notes of an Issuer or any Restricted Subsidiary.

In addition, none of CityCenter Land, LLC or its successors or assigns, any Guarantor or any Person owning any Capital Stock in the Company shall be designated as an Unrestricted Subsidiary.

“Unsecured Indebtedness” means all Indebtedness that is not Secured Indebtedness.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Vice President” includes, with respect to the Company, any Executive or Senior Vice President and includes, with respect to the Trustee, any Vice President, whether or not designated by a number or word or words added before or after the title “Vice President.”

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person or all interests in such Person with the ability to control management or actions of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Own” means, as to any Person, that such Person holds directly, or through one or more Wholly-Owned Subsidiaries, 100% of the outstanding Equity Interests of another Person (other than directors’ qualifying shares), and “Wholly-Owned” means, as to any Person, that 100% of the outstanding Equity Interests of such Person (other than directors’ qualifying shares) are held directly by another Person or by one or more Wholly-Owned Subsidiaries of such other Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02	RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all financial calculations and determinations contemplated by this Indenture shall be made in conformity with GAAP;

(c) “or” is not exclusive;

(d) “including” means “including without limitation”;

(e) words in the singular include the plural and words in the plural include the singular;

(f) all references to “principal” of the Notes include redemption price and purchase price and all references to “interest” on the Notes include Additional Interest, if any, as well as interest accruing after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest), whether or not allowed or allowable as a claim in any such proceeding;

(g) all exhibits are incorporated by reference herein and expressly made a part of this Indenture;

(h) all references to articles, sections and exhibits (and subparts thereof) are to this Indenture;

(i) all references to statutes or rules (or their subparts) include amendments and replacement or successor provisions;

(j) all references to Persons include their successors;

(k) unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person; and

ARTICLE II

THE NOTES

SECTION 2.01	FORM AND DATING.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule, usage or this Indenture. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions or transfers of beneficial interests from one Global Note to another Global Note. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder or beneficial owner thereof as required by Section 2.06.

(c) Form of Initial Notes, Etc. All Initial Notes issued on the Issue Date are being or will be offered and sold by the Initial Purchasers only (i) to QIBs (in which case they will be evidenced by Rule 144A Global Notes) or (ii) in reliance on Regulation S under the Securities Act (in which case they will be evidenced by Regulation S Global Notes).

SECTION 2.02	EXECUTION AND AUTHENTICATION.

The Notes shall be executed (i) on behalf of the Company by the Chairman of the Board of Directors, the President, one of the Executive or Senior Vice Presidents, the Chief Executive Officer or the Treasurer of the Managing Member, and attested by the Secretary or one of the Assistant Secretaries of the Managing Member and (ii) on behalf of the Co-Issuer by its Chairman of the Board of Directors, its President, one of its Executive or Senior Vice Presidents, its Chief Executive Officer or its Treasurer, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers may be manual or facsimile.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and, if requested therein, deliver (a) Initial Notes for original issuance up to the aggregate principal amount stated in such Authentication Order in such form as may be provided therein or in this Indenture, (b) PIK Notes, (c) in accordance with Section 2.06(f), Exchange Notes and (d) Additional Notes in accordance with Section 2.14, subject to the limitations set forth in Sections 4.12 and 4.13. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

On any Interest Payment Date on which the Issuer pays PIK Interest with respect to a Global Note, the Trustee shall increase the aggregate principal amount of such Global Note by an amount equal to the interest payable, rounded up to the nearest $1,000, for the relevant Interest Period on the aggregate principal amount of such Global Note as of the relevant Record Date for such Interest Payment Date, to the credit of the Holders on such Record Date, pro rata in accordance with their interests, and an adjustment shall be made on the books and records of the Trustee or of the Depositary (together with an endorsement made on such Global Note reflecting such increase), by the Trustee or the Depositary at the direction of the Trustee, to reflect such increase. The foregoing notwithstanding, PIK Interest may be paid in the form of PIK Notes should the procedures of the Depositary so require, in which case PIK Notes in a principal amount equal to the interest payable, rounded up to the nearest $1,000, for the relevant Interest Period will be issued to the Holders on such Record Date, pro rata in accordance with their interests.

SECTION 2.03	REGISTRAR, PAYING AGENT AND DEPOSITARY.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). Until otherwise designated by the Company, the Company’s office or agency in New York shall be the office of the Trustee maintained for such purpose. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or other Agent not a party to this Indenture, which shall incorporate any mandatory terms of the TIA not otherwise excluded hereunder. The Company may change any Paying Agent or Registrar without notice to any Holder. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Company; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.10.

The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

SECTION 2.04	PAYING AGENT TO HOLD MONEY IN TRUST.

Principal of, premium, if any, and interest on the Notes will be payable at the office of the Paying Agent or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided, all payments or principal, premium, if any, and interest with respect to the Notes represented by one or more Global Notes registered in the name or held by the Depositary shall be made by wire transfer of immediately available funds to accounts specified by the Holder prior to 10:00 a.m., New York time, on each due date of the principal and interest on any Note. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent, and in such event any such Paying Agent shall have the obligation, to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Any money deposited with any Paying Agent, or then held by the Company or a domestic Subsidiary in trust for the payment of principal or interest on any Note and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company or a domestic Subsidiary, shall be discharged from such trust; and the Holders shall thereafter, as general unsecured creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Subsidiary as trustee thereof, shall thereupon cease.

SECTION 2.05	HOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and, to the extent applicable, the Company shall otherwise comply with TIA § 312(a).

SECTION 2.06	TRANSFER AND EXCHANGE.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Beneficial interests in Global Notes will be exchanged by the Company for Definitive Notes, subject to any applicable laws, if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Company within 90 days after the date of such written notice from the Depositary, or (ii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default with respect to the Notes; provided that in no event shall any temporary Note that is a Global Note issued pursuant to Regulation S be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Distribution Compliance Period and (B) the receipt by the Registrar of any certificate identified by the Company and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, Definitive Notes will be issued to each Person that such Participants, Indirect Participants and DTC jointly identify as being the beneficial owner of the related Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d) or (f).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required to comply with the Securities Act. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with the applicable provisions below.

(i) Transfer of Beneficial Interests in the Same Global Note; Transfers of Beneficial Interests in Unrestricted Global Notes for Interests in Other Unrestricted Global Notes. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, no transfer of beneficial interests in a Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with Sections 2.06(b)(ii) and (iii) below. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i) unless specifically stated above.

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or, (B) (1) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal or similar document delivered by the Holder of such beneficial interests in the Restricted Global Notes and other document contemplated by the Exchange Offer. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee or Notes Custodian shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii), and

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(C) such transfer is effected by a Broker-Dealer pursuant to an exchange offer registration statement in accordance with the Registration Rights Agreement.

If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to Section 2.06(b)(iv)(A) or (B) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Transfer or Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Transfer or Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to a Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement and the Registrar receives a certificate from such Holder to such effect;

(C) such transfer is effected by a Broker-Dealer pursuant to the exchange offer registration statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(y) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(z) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof,

and, in each such case set forth in this subparagraph (D) (except in the case of a transfer contemplated by item (4)(a) or (d) of Exhibit B or by item (4)(b) of Exhibit B in the case of any transfer after the Distribution Compliance Period), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestrictive Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the certificate an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest in an Unrestricted Global Note pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer or Exchange of Definitive Notes for Beneficial Interests.

(i) Transfer or Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii) Transfer or Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an exchange offer registration statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(y) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(z) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(ii)(D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the provisions in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Transfer or Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

(iv) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest in a Global Note is effected pursuant to Section 2.06(d)(ii)(A), (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

(e) Transfer or Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including, if the Registrar so requests, a certification or Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

(ii) Transfer or Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if

(A) such exchange or transfer is effected pursuant to a Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to an exchange offer registration statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(y) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the applicable certifications in item (1)(d) thereof; or

(z) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D) (except in the case of a transfer contemplated by item (4)(a) or (d) of Exhibit B or by item (4)(b) of Exhibit B in the case of any transfer after the Distribution Compliance Period), an Opinion of Counsel in a form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Promptly after the expiration of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (1) the principal amount of the beneficial interests in the Restricted Global Notes validly tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that they are entitled to participate under the Exchange Offer pursuant to the terms thereof, and accepted for exchange in the Exchange Offer, and (2) the principal amount of Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.06(d)(ii), and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (other than Definitive Notes described in clause (A)(2) immediately above). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amounts.

(g) Legends. The following legends shall appear on the faces of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions hereof.

(i) Private Placement Legend.

(A) Except as permitted by Section 2.06(g)(i)(B) below, each Global Note other than an Unrestricted Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF YOUR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE THE SECURITIES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS

IN RELIANCE ON REGULATION S AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (OR IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO ACCREDITED INVESTORS IN TRANSACTIONS THAT ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT), AND IN CONNECTION WITH ANY SUBSEQUENT SALE BY YOU OF THE SECURITIES COVERED HEREBY IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT DURING THE PERIOD REFERRED TO ABOVE TO ANY DISTRIBUTOR, DEALER OR PERSON RECEIVING A SELLING CONCESSION, FEE OR OTHER REMUNERATION, YOU MUST DELIVER A NOTICE TO SUBSTANTIALLY THE FOREGOING EFFECT. TERMS USED ABOVE HAVE THE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to Section 2.06(b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(iii) Regulation S Temporary Global Note Legend. Each temporary Note that is a Global Note issued pursuant to Regulation S shall bear a legend in substantially the following form: THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE. THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the principal amount of Notes represented by such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) The Notes shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with this Section 2.06. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401 of the Uniform Commercial Code and this Section 2.06 are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

(ii) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(iii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.02, 2.10, 3.07 and 9.04).

(iv) The Registrar shall retain copies of all certificates, Opinions of Counsel, notices and other written communications received pursuant to this Section 2.06. The Company shall have the right to inspect and make copies of all such certificates, Opinions of Counsel, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar. All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Company, Trustee and Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Notes, the payment of the redemption price of the Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix) Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.06, the Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits B and C attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

SECTION 2.07	REPLACEMENT NOTES.

If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Company including evidence of the destruction, loss or theft of the Note. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuers, any Guarantor, the Trustee, the Paying Agent, and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionally with all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.08	OUTSTANDING NOTES.

Outstanding Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation, including Notes tendered and exchanged for other securities of the Company;

(b) Notes for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, then notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made and the date for such redemption has passed;

(c) Notes, except to the extent provided in Section 8.04, with respect to which the Company has effected defeasance as provided in Article VIII; and

(d) Notes paid pursuant to Section 2.07 and Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Notes Outstanding have performed any act hereunder, Notes owned by the Company or any other obligor upon such Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (provided that in connection with any offer by the Company or any obligor to purchase or exchange Notes, Notes tendered by a Holder shall be Outstanding until the date of purchase or exchange), except that, in determining whether the Trustee shall be protected in relying upon any such act, only such Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon such Notes or any Affiliate of the Company or of such other obligor.

SECTION 2.09	INTENTIONALLY OMITTED.

SECTION 2.10	TEMPORARY NOTES.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11	CANCELLATION.

All Notes surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee at its Corporate Trust Office. All Notes so delivered shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.11, except as permitted by this Indenture. All cancelled Notes held by the Trustee shall be delivered to the Company upon Company Request. The acquisition of any Notes by the Company shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Notes are surrendered to the

Trustee for cancellation. The Notes shall not be disposed of until exchanged in full for Definitive Notes or until payment thereon is made in full.

SECTION 2.12	DEFAULTED INTEREST.

(a) Any interest on any Note which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of his having been such registered Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Notes (or their respective Predecessor Note) are registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee prior to 10:00 a.m., New York City time, an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Notes at their addresses as they appear in the Note Register, not less than 15 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Note) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b) Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon transfer of, in exchange for, or in lieu of, any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13	CUSIP, ISIN OR COMMON CODE NUMBERS.

The Company in issuing the Notes may use “CUSIP,” “ISIN” or “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use such numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in “CUSIP,” “ISIN” or “Common Code” numbers.

SECTION 2.14	ISSUANCE OF ADDITIONAL NOTES.

If authorized by a Board Resolution, the Issuers shall be entitled to issue Additional Notes under this Indenture which shall have substantially identical terms as the Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first interest payment date applicable thereto or upon a registration default as provided under a registration rights agreement related thereto, if any (and if such Additional Notes shall be issued in the form of Unrestricted Notes, other than with respect to transfer restrictions); provided that such issuance shall be made in compliance with this Indenture (the “Additional Notes”); provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code. The Initial Notes issued on the Issue Date, any PIK Notes, any Additional Notes and all Exchange Notes issued in exchange for such Initial Notes, PIK Notes or Additional Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Issuers shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, or in a supplemental indenture, the following information:

(1) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

(2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(3) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first interest payment date applicable thereto;

(4) the “CUSIP”, “ISIN” or “Common Code” number, as applicable, of such Additional Notes; and

(5) whether such Additional Notes shall be Restricted Notes, and in which form and pursuant to which exemptions from the Securities Act they may be issued and resold, or whether they shall be Unrestricted Notes issued pursuant to a registration statement under the Securities Act.

ARTICLE III

REDEMPTION

SECTION 3.01	OPTIONAL REDEMPTION.

Prior to January 15, 2014, the Issuers may redeem all or a part of the Notes, in accordance with the provisions of this Article III, at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the Redemption Date.

In addition, prior to January 15, 2014, the Issuers may redeem on any one or more occasions up to 35% of the aggregate principal amount of the Notes, in accordance with the provisions of this Article III, at a Redemption Price equal to 110.750% of the principal amount of Notes redeemed with the net cash proceeds of one or more Qualified Equity Offerings; provided that: (1) at least 65% of the aggregate principal amount of such Notes remains outstanding immediately after the occurrence of such redemption

(excluding any such Notes held by the Issuers and the Company’s Subsidiaries); and (2) the redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.

On or after January 15, 2014, the Issuers may redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning on January 15 of the years indicated below:

Year	Redemption Price
2014	105.375%
2015	102.688
2016 and thereafter	100.000%

“Redemption Price” shall mean any price payable upon a redemption of Notes as set forth in this Section 3.01. The amount payable to the Holder of a Note shall be equal to the applicable Redemption Price of the Notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the rights of Holders on the relevant Regular Record Date prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

SECTION 3.02	ELECTION TO REDEEM; NOTICE TO TRUSTEE.

The election of the Issuers to redeem the Notes shall be evidenced by a Board Resolution. The Issuers shall, not less than 23 Business Days (unless a shorter notice period is acceptable to the Trustee) nor more than 60 calendar days before the Redemption Date fixed by the Issuers, notify the Trustee of such Redemption Date, the Redemption Price, the CUSIP numbers and the principal amount of Notes to be redeemed.

SECTION 3.03	SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED OR PURCHASED.

If the Issuers are purchasing or redeeming less than all of the Notes, the Trustee will select the Notes to be purchased or redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis to the extent practicable or, to the extent that selection on a pro rata basis is not practicable, by lot or such other similar method in accordance with the procedures of the Depositary. The portions of the principal amount of Notes so selected for partial redemption shall be equal to the minimum authorized denominations for Notes pursuant to Section 2.01(a) or any integral multiple thereof. In any case when more than one Note is registered in the same name, the Trustee, in its discretion, may treat the aggregate principal amount so registered as if it were represented by one Note.

The Trustee shall promptly notify the Issuers and the Depositary (if other than itself) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 3.04	NOTICE OF REDEMPTION.

Notice of purchase or redemption shall be given by the Issuers, or at the Issuers’ written request, by the Trustee in the name and at the expense of the Issuers, mailed by first-class mail, postage prepaid, at least 20 Business Days but not more than 60 calendar days before the purchase or Redemption Date (which date may be extended in accordance with applicable law) to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary; provided that a redemption notice may be mailed more than 60 calendar days prior to a Redemption Date if such notice is issued in connection with the satisfaction and discharge of this Indenture pursuant to Section 8.01 or Covenant Defeasance or Legal Defeasance pursuant to Section 8.04. Any notice so given shall be conclusively presumed to have been duly given, whether or not any such Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Note, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Note

All notices of redemption shall identify the Notes to be redeemed (including CUSIP number) and shall state:

(a) the Redemption Date,

(b) the Redemption Price and the amount of any accrued and unpaid interest and Additional Interest, if any, to the Redemption Date in respect of the Notes to be redeemed (subject to the rights of Holders on the relevant Regular Record Date prior to the Redemption Date to receive interest due on the relevant Interest Payment Date),

(c) that the Notes are being redeemed by the Issuers pursuant to provisions contained in this Indenture or the terms of such Notes, together with a brief statement of the facts permitting such redemption,

(d) that (i) all Outstanding Notes are to be redeemed, or (ii) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Notes to be redeemed,

(e) in the case of Notes that are to be redeemed in part only, that on or after the Redemption Date, upon surrender of such Notes, the Holders of such Notes will receive, without charge, new Notes in authorized denominations for the principal amount thereof remaining unredeemed,

(f) that on the Redemption Date the Redemption Price and the amount of any accrued and unpaid interest and Additional Interest, if any, to the Redemption Date will become due and payable upon each such Note to be redeemed (subject to the rights of the Holder thereof on the relevant Regular Record Date prior to the Redemption Date to receive interest due on the relevant Interest Payment Date), and that interest thereon, if any, shall cease to accrue on and after said date, and

(g) the Place or Places of Payment where such Notes are to be surrendered for payment of the Redemption Price.

SECTION 3.05	DEPOSIT OF REDEMPTION PRICE.

On or prior to 10:00 a.m., New York City time, on the Redemption Date for the Notes to be redeemed, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if the Issuers are acting as their own Paying Agent, segregate and hold in trust as provided in Section 4.05) an amount of money sufficient to pay the Redemption Price and the amount of any accrued and unpaid interest and Additional Interest, if any, to the Redemption Date of such Notes which are to be redeemed on that date (less, if any, the amount of interest to be paid on the Interest Payment Date immediately following the Redemption Date to Holders that held Notes on the Regular Record Date immediately prior to the Redemption Date).

SECTION 3.06	NOTES PAYABLE ON REDEMPTION DATE.

Notice of redemption having been given as aforesaid, any Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price together with any accrued and unpaid interest and Additional Interest thereon (subject to the rights of Holders on the relevant Regular Record Date prior to the Redemption Date to receive interest due on the relevant Interest Payment Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price or any such accrued and unpaid interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price together with any accrued and unpaid interest and Additional Interest thereon (subject to the rights of Holders on the relevant Regular Record Date prior to the Redemption Date to receive interest due on the relevant Interest Payment Date); provided, however, that installments of interest on Notes due on an Interest Payment Date on or prior to the Redemption Date for such Notes shall be payable according to the terms of such Notes and the provisions of Section 2.04, Section 2.12 and Section 4.05.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in such Note.

SECTION 3.07	NOTES REDEEMED IN PART.

Any Note which is to be redeemed only in part shall be surrendered at the Corporate Trust Office with, if the Company, the Depositary for such Notes or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Depositary for such Notes and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. In the case of a Note providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Note or Notes as aforesaid, may make a notation on such Note of the payment of the redeemed portion thereof.

SECTION 3.08	MANDATORY DISPOSITION OF NOTES PURSUANT TO GAMING LAWS.

Each Holder and Beneficial Owner, by accepting or otherwise acquiring an interest in the Notes, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Issuers or any of the Company’s Subsidiaries conducts or proposes to conduct gaming activities requires that a Person who is a Holder or Beneficial Owner of Notes must be licensed, qualified or found suitable under the applicable Gaming Laws, such Holder or Beneficial Owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period in accordance with such Gaming Laws. If such Person fails to apply or become licensed or qualified or is found unsuitable (a “Disqualified Holder”), the Issuers then shall have the right, at their option, notwithstanding any other provision of this Indenture:

(a) to require such Person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of the Issuers’ election or such earlier date as may be requested or prescribed by such Gaming Authority; or

(b) to redeem such Notes, which Redemption Date may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable Gaming Authority, at a redemption price equal to:

(i) the lesser of:

(A) the price such Person paid for such Notes, plus accrued and unpaid interest, if any, to the earlier of the Redemption Date or the date of the finding of unsuitability or failure to comply; and

(B) 100% of the principal amount thereof, plus accrued and unpaid interest to the earlier of the Redemption Date or the date of the finding of unsuitability or failure to comply; or

(ii) such other amount as may be required by applicable Gaming Laws or by order of the applicable Gaming Authority.

The Issuers shall notify the Trustee in writing of any such Disqualified Holder status or redemption as soon as practicable. The Issuers shall not be responsible for any costs or expenses any such Holder or Beneficial Owner may Incur in connection with its application for a license, qualification or a finding of suitability. Notwithstanding any other provision of this Indenture, immediately upon the imposition of a requirement to dispose of Notes by a Gaming Authority, such Person shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by such Notes or (ii) to receive any interest, dividends or any other distributions or payments with respect to such Notes or any remuneration in any form with respect to such Notes from the Issuers or the Trustee, except the redemption price. Additionally, to the extent required by applicable Gaming Laws, Notes held by a Disqualified Holder shall, so long as held by such Person, be disregarded for the purposes of providing notices, directions, waivers, or other actions and determining the sufficiency of such notices, directions, waivers or actions.

ARTICLE IV

COVENANTS

SECTION 4.01	PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

The Issuers covenant and agree, jointly and severally, for the benefit of the Notes, that they will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes, this Indenture and the other Transaction Documents.

SECTION 4.02	REPORTS.

In the event the Issuers are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuers will comply with all annual and quarterly reporting filing requirements pursuant to rules and regulations promulgated by the Commission within the time periods the Issuers are required to file such information with the Commission. In the event that the Issuers are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise do not report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Issuers shall make available to the Trustee, post to a publicly available website (including, at the option of the Company, by filing with the Commission via EDGAR or any successor electronic filing system), and otherwise make available to any Holder, without cost to any Holder, the following:

(a) starting with the fiscal year ending December 31, 2011, within 15 days of the time periods such filings would be due as specified under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(b) within 15 days of the time periods such filings would be due as specified under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form; and

(c) promptly from time to time after the occurrence of an event required to be therein reported and within 15 days of the time period then in effect under the rules and regulations of the Exchange Act, such reports on Form 8-K, or any successor or comparable form;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that none of the foregoing reports shall be required (i) to contain the financial statements of the Company, the Guarantors or any other Subsidiary required by Rule 3-10 or Rule 3-16 of Regulation S-X of the Commission or (ii) prior to the filing of an exchange offer registration statement or shelf registration statement contemplated by the applicable Registration Rights Agreement, to comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 and Items 307, 308 and 402 of Regulation S-K of the Commission. In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Issuers will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on the Officer’s Certificate described in Section 4.03). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or accuracy of the information or the statements contained therein. The Trustee is entitled to assume such compliance and correctness unless an Officer of the Trustee is informed in writing otherwise.

SECTION 4.03	OFFICER’S CERTIFICATE AS TO COMPLIANCE.

The Company will deliver to the Trustee, within 120 calendar days after the end of each fiscal year, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company or the Managing Member stating whether or not, to the knowledge of the signer thereof, the Issuers and the Restricted Subsidiaries are in compliance with all covenants and conditions under the Transaction Documents, and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof of which such signer may have knowledge. For purposes of this Section 4.03, such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Transaction Documents.

The Issuers shall, within 30 calendar days, upon becoming aware of any Event of Default, deliver to the Trustee a statement specifying such Default.

Except with respect to a payment Default and any Default described in the certificates delivered pursuant to this Section 4.03, the Trustee shall have no duty to review, ascertain or confirm the Issuers’ compliance with, or the breach of any representation, warranty or covenant set forth in this Indenture.

SECTION 4.04	MAINTENANCE OF OFFICE OR AGENCY.

The Issuers will maintain in each Place of Payment for the Notes an office or agency where such Notes may be presented or surrendered for payment, where such Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuers in respect of such Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Issuers hereby appoint the Trustee as their agent to receive all presentations, surrenders, notices and demands.

The Issuers may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligations described in the preceding paragraph. The Issuers shall give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

SECTION 4.05	MONEY FOR NOTES; PAYMENTS TO BE HELD IN TRUST.

The Company shall maintain one or more Paying Agents for the Notes. The initial Paying Agent for the Notes shall be the Trustee.

Whenever the Company shall have one or more Paying Agents with respect to the Notes, it shall, by or on each due date of the principal (and premium, if any) or interest on any such Notes, deposit with any such Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due (in same day funds and, if a Global Note is Outstanding, by 10:00 a.m., New York City time, in order for the Trustee to make payment to the Depositary for the Notes in accordance with rules of such Depositary), such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such Paying Agent is the Trustee) the Issuers shall promptly notify the Trustee of its action or failure so to act.

The Issuers shall cause each Paying Agent with respect to the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.05, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Issuers (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuers upon Company Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuers cause to be transmitted in the manner and to the extent provided by Section 12.02, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Issuers upon Company Request.

SECTION 4.06	CORPORATE EXISTENCE.

Subject to Article V, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their and each Restricted Subsidiary’s corporate, partnership, limited liability company and other existence, rights (charter and statutory) and franchises; provided, however, that the Issuers shall not be required to preserve any such right or franchise or the corporate, partnership, limited liability company and other existence of any Restricted Subsidiary if the Issuers shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.07	GUARANTEE.

(a) Each Restricted Subsidiary shall (i) become a Guarantor by executing this Indenture (directly, by supplemental indenture or a joinder agreement, a form of which is attached hereto as Exhibit D) or by executing a Guarantee in substantially the form of Article X hereto, (ii) execute any Collateral Documents as are necessary, subject to any required approval of any Gaming Authority, to create and convey to the Collateral Agent for the benefit of the Holders a perfected lien on all Collateral (subject to Permitted Liens) held by such Restricted Subsidiary and (iii) deliver an Opinion of Counsel relating to the enforceability and authorization of such Guarantee in accordance with the terms of this Indenture and, if applicable, perfection of the Liens in favor of the Collateral Agent on the Collateral owned by such Restricted Subsidiary; provided that any newly-formed, newly-acquired or newly designated Restricted Subsidiary that does not own any assets or properties that would constitute Collateral shall have 10 calendar days after its formation, acquisition or designation to become a Guarantor and to execute Collateral Documents and perfect the liens created thereunder.

(b) In the event of a sale or other disposition of all of the assets and properties of any Restricted Subsidiary, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Restricted Subsidiary, then such Restricted Subsidiary (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Restricted Subsidiary) or the Person acquiring the property (in the event of a sale or other disposition of all of the assets and properties of such Restricted Subsidiary) shall be released and relieved of any Obligations under its Guarantee and the Collateral Documents; provided that the Net Proceeds of such sale or other disposition shall be applied in accordance with the provisions of Section 4.10 hereof and that such sale or transaction complies with the other provisions hereof. In addition, (i) in the event the Board of Directors designates a Restricted Subsidiary to be an Unrestricted Subsidiary, then such Restricted Subsidiary will be released from the applicable Guarantee, provided that such designation is conducted in accordance with the applicable provisions hereof, and (ii) upon Covenant Defeasance, Legal Defeasance or satisfaction and discharge of this Indenture pursuant to Section 8.01, each Restricted Subsidiary shall be released from its Guarantee of the Notes.

SECTION 4.08	FURTHER ASSURANCES AND GAMING APPROVAL.

(a) The Issuers and the Restricted Subsidiaries shall execute and file any and all further documents, financing statements (including UCC-3 continuation statements), agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the Liens created or intended to be created by the Collateral Documents in the Collateral and any after-acquired Collateral. In addition, from time to time, the Issuers will reasonably promptly secure the Obligations under this Indenture and the Collateral Documents by pledging or creating, or causing to be pledged or created, perfected Liens with respect to the Collateral. Such Liens will be created under the Collateral Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent or in form and substance substantially consistent with the comparable Collateral Documents entered into on the Issue Date.

Upon the acquisition by the Company or any Restricted Subsidiary after the Issue Date of (1) any assets and properties that form part of the Collateral, or (2) any replacement assets in compliance with Section 4.11, the Company or such Restricted Subsidiary shall execute and deliver, (i) with regard to any real property, such items reasonably requested by the Collateral Agent (or the Applicable Collateral Agent pursuant to the terms of the General Intercreditor Agreement) within 60 days of the date of acquisition (or such later date as any applicable regulatory approvals have been obtained), and (ii) to the extent required by the Collateral Documents, any information, documentation, financing statements or other certificates as may be necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such after-acquired assets or property and to have such after-acquired assets or property added to the Collateral, and thereupon all provisions of this Indenture, the Collateral Documents and the General Intercreditor Agreement relating to the Collateral shall be deemed to relate to such after-acquired assets or property to the same extent and with the same force and effect.

(b) The pledge of the Capital Stock pursuant to this Indenture and the Collateral Documents and any restriction on the ability of the Company or any of its Restricted Subsidiaries to encumber the shares and ownership interests of any Restricted Subsidiary that is a Nevada registered Subsidiary or which holds Nevada Gaming Licenses requires the prior approval of the Nevada Gaming Commission in order to be effective. The Company shall use commercially reasonable efforts after the Issue Date to apply for and obtain such approval from the Nevada Gaming Commission.

SECTION 4.09	CHANGE OF CONTROL.

(a) If a Change of Control occurs, unless the Issuers have previously or concurrently mailed a redemption notice with respect to all Outstanding Notes pursuant to Section 3.01, the Issuers will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(b) Within 30 days following any Change of Control, the Issuers shall send notice of the Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Note Register or otherwise in accordance with the procedures of the Depositary, with a copy to the Trustee, with the following information:

(i) that a Change of Control, as applicable has occurred or may occur (with a brief description thereof), that a Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(ii) the amount of the Change of Control Payment and the purchase date with respect thereto, which will be no earlier than 20 Business Days nor later than 60 calendar days from the date such notice is mailed (the “Change of Control Payment Date”); provided that the Change of Control Payment Date may be extended in accordance with applicable law;

(iii) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv) that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(vii) the other instructions, as determined by the Issuers, consistent with the provisions of this Section 4.09, that a Holder must follow; and

(viii) if such notice is mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional upon the occurrence of such Change of Control.

(c) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act (“Rule 14e-1”) and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this

Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

(d) On the Change of Control Payment Date, the Issuers shall, to the extent permitted by law,

(i) accept for payment all Notes issued by them or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to, and purchased by, the Issuers.

(e) The Issuers shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f) The Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes until a Change of Control has occurred.

SECTION 4.10	ASSET SALES.

(a) The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, consummate or suffer to exist an Asset Sale, unless:

(i) an Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company or, if $25.0 million or more, the Board of Directors of the Company and in such case evidenced by the delivery to the Trustee of a certified copy of Board Resolutions documenting such determination) of the assets or properties sold or otherwise disposed of; and

(ii) at least 75% of the consideration therefor received by such Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents and 100% of the Net Proceeds therefrom is deposited directly into a deposit account pledged to the Credit Facility Agent and the Collateral Agents to secure the Notes; provided that (A) the remaining non-cash consideration for such Asset Sale is pledged to the Credit Facility Agent and the Collateral Agents to secure the notes; and (B) any securities, notes or other similar obligations received by such Issuer or such Restricted Subsidiary from such transferee that are converted by such Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such Asset Sale shall be deemed to be cash for purposes of this provision and for no other purpose; provided, further, that any sale of Condo Units shall not be subject to the 75% cash consideration requirements of this clause (ii).

(b) When the aggregate amount of Net Proceeds exceeds $25.0 million, the Company shall, within 30 days after the date on which such Net Proceeds exceed $25.0 million, use any such Net Proceeds (and not just the amount in excess of $25.0 million) to permanently reduce or offer to permanently reduce Indebtedness constituting First Lien Obligations in accordance with the provisions of the First Lien Indenture, the Credit Facility and the operative documents governing any other series of First Lien Obligations.

(c) Following compliance with Sections 4.10(b), (c), (d) and (e) (A) of the First Lien Indenture, after such time as there are no outstanding Credit Facility Obligations, in the event that such remaining Net Proceeds exceed $25.0 million, the Issuers shall, within 10 Business Days following the consummation of the offer to all holders of First Lien Notes to purchase the First Lien Notes, make an offer to all Holders of the Notes to purchase Notes (an “Asset Sale Offer”) at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Asset Sale Payment”) on the terms set forth in this Indenture in accordance with the provisions of Article III with such remaining Net Proceeds.

(d) When the Issuers are required to make an Asset Sale Offer with respect to the Notes pursuant to Section 4.10(c) above, the Issuers shall send notice of the Asset Sale and the Asset Sale Offer by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Note Register or otherwise in accordance with the procedures of the Depositary, with a copy to the Trustee, with the following information:

(i) that an Asset Sale has occurred (with a brief description thereof), that an Asset Sale Offer is being made pursuant to this Section 4.10 and the maximum principal amount of the Notes that will be purchased by the Issuers pursuant to such Asset Sale Offer (the “Net Proceeds Offer Amount”);

(ii) the amount of the Asset Sale Payment and the purchase date with respect thereto, which will be no earlier than 20 Business Days and no later than 60 calendar days from the date such notice is mailed (the “Asset Sale Offer Payment Date”); provided that the Asset Sale Offer Payment Date may be extended in accordance with applicable law;

(iii) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv) that unless the Issuers default in the payment of the Asset Sale Payment, all Notes accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on the Asset Sale Offer Payment Date;

(v) that Holders electing to have any Notes purchased pursuant to an Asset Sale Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Offer Payment Date;

(vi) that the Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the expiration date of the Asset Sale Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(vii) if the aggregate principal amount of Notes properly tendered by Holders exceeds the Net Proceeds Offer Amount, the method by which the Trustee will select the Notes to be purchased pursuant to this Indenture;

(viii) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not purchased; and

(ix) the other instructions, as determined by the Company, consistent with the provisions of this Section 4.10, that a Holder must follow.

(e) The Issuers will comply with the requirements of Rule 14e-1 and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof. On each Asset Sale Payment Date, the Issuers will:

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the applicable Asset Sale Offer up to the Net Proceeds Offer Amount;

(2) deposit with the Paying Agent an amount equal to the aggregate Asset Sale Payment in respect of all Notes or portions thereof so tendered and accepted for payment; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that the Notes or portions thereof have been tendered to, and purchased by, the Issuers.

SECTION 4.11	EVENT OF LOSS.

(a) In the case of an Event of Loss with respect to any Collateral, the Company or the affected Restricted Subsidiary, as the case may be, shall deposit any Net Loss Proceeds received from such Event of Loss directly into a deposit account pledged to the Applicable Collateral Agent, the First Lien Collateral Agent or the Collateral Agent to secure the Notes Obligations (a “Net Loss Proceeds Deposit Account”) and within 360 days after such receipt will rebuild, repair, replace or construct improvements to the affected property or facility (or enter into a binding agreement to do so within 180 days after the execution of such agreement (an “Acceptable Event of Loss Commitment”)) so that the damaged Collateral is rebuilt, repaired, replaced or constructed and operating in substantially the manner that it was operating immediately prior to the Event of Loss or was intended to operate immediately prior to the Event of Loss, as certified in an Officer’s Certificate provided to the Trustee; provided, further, that in the event any Acceptable Event of Loss Commitment is later cancelled or terminated for any reason before the Net Loss Proceeds are applied in connection therewith (and not replaced with an alternative Acceptable Event of Loss Commitment within such 360-day period), or such Net Loss Proceeds are not actually so invested or paid in accordance with this clause (a) by the end of such 180-day period, then such Net Loss Proceeds shall be applied in accordance with Section 4.11(b); provided, further, that any Net Loss Proceeds deposited into the Net Loss Proceeds Deposit Account will be available pursuant to the terms of the relevant deposit account control agreement to reimburse the Company or any of its Restricted Subsidiaries for any amounts expended by such Persons in connection with the rebuilding, repair, replacement or construction of the affected property or facility pursuant to this clause (a), and Net Loss Proceeds shall be reduced by any such reimbursed amount.

(b) In the event that the Company or any of its Restricted Subsidiaries is not able to, or for any reason does not, comply with Section 4.11(a), the Company will permanently reduce or offer to permanently reduce Indebtedness constituting First Lien Obligations in accordance with the provisions of the First Lien Indenture, the Credit Facility and the operative documents governing any other series of First Lien Obligations.

(c) Following compliance with Sections 4.11(a) and (b) of the First Lien Indenture (other than clause (B) of the last paragraph of Section 4.11(b)), after such time as there are no outstanding Credit Facility Obligations, in the event that such remaining Net Proceeds exceed $25.0 million, the Issuers shall, within 10 Business Days following the consummation of the offer to all holders of First Lien Notes to purchase the First Lien Notes, make an offer to all Holders of the Notes to purchase Notes (a “Loss Proceeds Offer”) at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Loss Proceeds Offer Payment”) on the terms set forth in this Indenture in accordance with the provisions of Article III with such remaining Net Proceeds.

(d) When the Issuers are required to make a Loss Proceeds Offer with respect to the Notes pursuant to Section 4.11(c) above, the Issuers shall send notice of the Loss Proceeds Offer by first-class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Note Register or otherwise in accordance with the procedures of the Depositary with a copy to the Trustee, with the following information:

(i) that an Event of Loss has occurred (with a brief description thereof), that a Loss Proceeds Offer is being made pursuant to this Section 4.11 and the maximum principal amount of the Notes that will be purchased by the Issuers pursuant to the Loss Proceeds Offer (the “Loss Proceeds Offer Amount”);

(ii) the amount of the Loss Proceeds Offer Payment and the purchase date with respect thereto, which will be no earlier than 20 Business Days nor later than 60 calendar days from the date such notice is mailed (the “Loss Proceeds Offer Payment Date”); provided that the Loss Proceeds Offer Payment Date may be extended in accordance with applicable law;

(iii) that any Note not tendered or accepted for payment will remain outstanding and continue to accrue interest;

(iv) that unless the Issuers default in the payment of the Loss Proceeds Offer Payment, all Notes accepted for payment pursuant to the Loss Proceeds Offer will cease to accrue interest on the Loss Proceeds Offer Payment Date;

(v) that Holders electing to have any Notes purchased pursuant to the Loss Proceeds Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Loss Proceeds Offer Payment Date;

(vi) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the expiration date of the Loss Proceeds Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(vii) if the aggregate principal amount of Notes properly tendered by Holders exceeds the Loss Proceeds Offer Amount, the method by which the Trustee will select the Notes to be purchased pursuant to this Indenture;

(viii) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not purchased; and

(ix) the other instructions, as determined by the Issuers, consistent with the provisions of this Section 4.11, that a Holder must follow.

(e) The Issuers will comply with the requirements of Rule 14e-1 and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Loss Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof. On a Loss Proceeds Offer Payment Date, the Issuers will:

(i) accept for payment all Notes issued by them or portions thereof properly tendered pursuant to the Loss Proceeds Offer up to the Loss Proceeds Offer Amount;

(ii) deposit with the Paying Agent an amount equal to the aggregate Loss Proceeds Offer Payment in respect of all Notes tendered and accepted for payment in the Loss Proceeds Offer; and

(iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to, and purchased by, the Issuers.

SECTION 4.12	LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK AND PREFERRED STOCK.

(a) The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any shares of Disqualified Stock and shall not permit the Co-Issuer or any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that the Company may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and the Co-Issuer and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock or Preferred Stock, if the Consolidated Fixed Charge Coverage Ratio on a consolidated basis for the Issuers’ and the Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b) The foregoing limitations of clause (a) shall not apply to:

(i) the Incurrence of Indebtedness and related obligations under the Credit Facility by the Issuers or any of the Restricted Subsidiaries and the issuance and creation of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount at any one time outstanding not to exceed the greater of (x) (A) $500.0 million, together with any amendments, modifications, renewals, extensions, replacements and refinancings thereof increasing the aggregate principal amount thereunder so long as the aggregate principal amount of First Lien Obligations do not exceed $1.4 billion, less (B) the aggregate amount of any scheduled amortization payments of term loans thereunder and any mandatory prepayments of term loans thereunder (together with any related repayments of any revolving credit loans provided thereunder involving a corresponding permanent reduction of revolving commitments) (in any event other than any such payment or prepayment effectuated in connection with any amendment, modification, renewal, extension, replacement or refinancing of the Credit Facility) and (y) 1.5 times the amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is proposed to be Incurred (including, for purposes of this clause (i), any renewal, extension, replacement and refinancing of a Credit Facility utilizing clause (y) hereof or any Credit Facility Incurred to so renew, extend, replace or refinance such a Credit Facility);

(ii) the Incurrence by the Issuers and any Guarantor of Indebtedness represented by the Initial Notes and any Guarantees thereof, the First Lien Notes issued on the Issue Date and any guarantees thereof, any Notes (and Guarantees thereof) issued in exchange for the Notes pursuant to the Registration Rights Agreement, any First Lien Notes (and guarantees thereof) issued in exchange for any such First Lien Notes issued on the Issue Date pursuant to any registration rights agreement executed in connection therewith and any increases in the principal amount of the Notes (whether issued on the Issue Date or thereafter and whether or not in the form of PIK Notes) as a result of a PIK Payment;

(iii) Indebtedness of the Issuers and the Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (b)(i) and (ii));

(iv) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock Incurred or issued by the Issuers or any of the Restricted Subsidiaries, to finance the purchase, lease, design, construction or improvement of property (real or personal) or equipment or other property (including software) that is used or useful in the business of the Issuers and the Restricted Subsidiaries in an aggregate principal amount at the date of such Incurrence, together with all other Indebtedness previously Incurred and that is outstanding under this clause (iv) (and including all outstanding Refinancing Indebtedness Incurred to refinance any Indebtedness Incurred pursuant to this clause (iv)), not to exceed $100.0 million at any one time outstanding; provided that such Indebtedness exists at the date of such purchase or transaction or is created within 180 days thereafter;

(v) Indebtedness of the Issuers or any Restricted Subsidiary arising in respect of (A) letters of credit, bankers’ acceptances, worker’s compensation claims, payment obligations in connection with self-insurance or similar obligations and bid, appeal, performance and surety bonds, in each case in amounts and for the purposes customary in such Person’s industry, (B) completion guarantees (to the extent that the Incurrence thereof does not result in the Incurrence of any direct or indirect obligation for the payment of borrowed money of others) and (C) Investments described in clause (14) of the definition of “Permitted Investment”;

(vi) Indebtedness arising from agreements of the Issuers or the Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or properties or a Subsidiary, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or properties or a Subsidiary for the purpose of financing such acquisition; provided that

(A) such Indebtedness is not reflected on the balance sheet of the Issuers, or any of the Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this subclause (A)); and

(B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value)) actually received by the Issuers and the Restricted Subsidiaries in connection with such disposition;

(vii) Indebtedness between or among the Issuers and the Restricted Subsidiaries; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in the Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to either Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (b)(vii);

(viii) shares of Preferred Stock of a Restricted Subsidiary issued to an Issuer or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such shares of Preferred Stock (except to an Issuer or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (b)(viii);

(ix) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(x) the Incurrence or issuance by an Issuer or any Restricted Subsidiary of Indebtedness or Disqualified Stock, and the issuance by the Co-Issuer or any Restricted Subsidiary of Preferred Stock, in each case which serves to refund, refinance, replace, renew, extend, prepay or defease any Indebtedness, Disqualified Stock or Preferred Stock of an Issuer or any Restricted Subsidiary Incurred as permitted under clause (a) above, clauses (b)(ii), (b)(iii) and (b)(iv) above, or this clause (b)(x) or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund, refinance, replace, renew, extend, prepay or defease such Indebtedness, Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance or similar costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided that:

(A) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased,

(B) the principal or other amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal or other amount (or accreted value, if applicable) of the Indebtedness, Disqualified Stock or Preferred Stock extended, refinanced, renewed, replaced, defeased, prepaid or refunded (plus all accrued interest and dividends on the Indebtedness, Disqualified Stock or Preferred Stock and the amount of all underwriting discounts, fees, expenses and premiums Incurred in connection therewith); provided that with respect to Refinancing Indebtedness Incurred in respect of Indebtedness Incurred under clause (b)(iv) above, the principal amount or accreted value will not exceed the then current fair market value of the asset encumbered in connection therewith,

(C) to the extent such Refinancing Indebtedness refinances (1) Subordinated Indebtedness, such Refinancing Indebtedness (x) is subordinated to the Notes or the Guarantees, as applicable, at least to the same extent as the Indebtedness being refinanced or refunded and (y) has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the final Stated Maturity of the Subordinated Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or (2) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(D) such Indebtedness, Disqualified Stock or Preferred Stock is Incurred by the Company or a Person that is an obligor (including as a guarantor) on or issuer of the Indebtedness, Disqualified Stock or Preferred Stock being extended, refinanced, renewed, replaced, defeased or refunded;

(xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, provided that such Indebtedness is extinguished within two Business Days of its Incurrence;

(xii) any guarantee by an Issuer or a Restricted Subsidiary of Indebtedness or other obligations of an Issuer or any Restricted Subsidiary so long as (i) the Incurrence of such Indebtedness incurred by such Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture and (ii) if the Indebtedness or other obligations being guaranteed is subordinated to the Notes or any Guarantee, then such guarantee is subordinated to the Notes or Guarantee, as applicable, to the same extent as the Indebtedness or other obligations guaranteed;

(xiii) Indebtedness (A) of a Special Purpose RE Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a RE Receivables Sale or (B) otherwise Incurred in connection with a Special Purpose RE Financing; provided that (1) such Indebtedness is not recourse to an Issuer or any Restricted Subsidiary that is not a Special Purpose RE Subsidiary (other than with respect to Special Purpose RE Financing Undertakings and any Lien described in clause (21) of the definition of “Permitted Liens”); (2) in the event such Indebtedness shall become recourse to an Issuer or any Restricted Subsidiary that is not a Special Purpose RE Subsidiary (other than with respect to Special Purpose RE Financing Undertakings and any Lien described in clause (21) of the definition of “Permitted Liens”), such Indebtedness will be deemed to be, and must be classified by the Company as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this Section 4.12 for so long as such Indebtedness shall be so recourse; and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Company may classify such Indebtedness in whole or in part as Incurred under this clause (b)(xiii);

(xiv)(1) Sponsor Subordinated Debt (including, without limitation, any voluntary contributions of Sponsor Subordinated Debt which may hereafter be made by either of the Sponsors) and (2) Indebtedness consisting of Casualty Bridge Capital; provided that in each of subclauses (1) and (2), such Indebtedness is at all time subordinated to the Notes pursuant to the terms thereof;

(xv) Indebtedness in an aggregate principal amount outstanding at any time not to exceed $15.0 million consisting of premium finance programs for casualty, liability and other insurance coverages at CityCenter;

(xvi) Incurrence or issuance by an Issuer or any of its Restricted Subsidiaries of Subordinated Indebtedness in an aggregate principal or other amount (or accreted value, as applicable) at the date of such Incurrence or issuance, together with all other amounts previously Incurred or issued pursuant to this clause (b)(xvi) and then outstanding, not to exceed $100.0 million at any time outstanding; provided that such Subordinated Indebtedness matures no earlier than 91 days after the final maturity of the Notes and any interest thereon is payable solely in kind while the Notes are outstanding; and

(xvii) the Incurrence or issuance by an Issuer or any of its Restricted Subsidiaries of additional Indebtedness, Disqualified Stock or Preferred Stock in an aggregate principal or other amount (or accreted value, as applicable) at the date of such Incurrence or issuance, together with all other amounts previously Incurred or issued pursuant to this clause (b)(xvii), not to exceed $100.0 million at any time outstanding.

(c) For purposes of determining compliance with this Section 4.12, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (b)(i) through (b)(xvii) above or is entitled to be Incurred pursuant to Section 4.12(a), the Company, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under Section 4.12(a); provided that Indebtedness outstanding under the Credit Facility on the Issue Date shall at all times be treated as Incurred pursuant to clause (b)(i) above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional Disqualified Stock or Preferred Stock, as applicable, will in each case not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.12.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses Incurred in connection with the issuance of such new Indebtedness.

The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 4.13	LIMITATION ON LIENS.

(a) The Issuers shall not, and shall not permit any Guarantor to, directly or indirectly, create, Incur, assume or otherwise cause to exist any Lien (except a Permitted Lien) (any such Lien, the “Additional Lien”) on any asset or properties of an Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom except, in the case of any asset or property that does not constitute Collateral, any Additional Lien if the Notes are, or in the case of Indebtedness of any Guarantor, the Guarantee of such Guarantor is secured equally and ratably (or (i) on a junior basis to, in the case such Additional Lien secures any First Lien Obligations, or (ii) on a senior basis, to in the case such Additional Lien secures any Subordinated Indebtedness), with obligations secured by such Additional Lien by a second priority Lien on any such asset or property.

(b) Any Lien created for the benefit of the Holders pursuant to clause (a) above shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Additional Lien.

(c) The foregoing notwithstanding, any ability of an Issuer or any Restricted Subsidiaries to encumber the shares and ownership interests of any Restricted Subsidiary that is a Nevada registered Subsidiary or which holds Nevada Gaming Licenses pursuant to this Section 4.13 shall not be effective unless and until it is approved by the Chairman of the Nevada State Gaming Control Board, or the Nevada Gaming Commission upon the recommendation of the Nevada State Gaming Control Board.

SECTION 4.14	LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that an Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction with respect to any assets or properties if:

(a) such Issuer or such Restricted Subsidiary, as applicable, is able to (i) Incur Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under Section 4.12 and (ii) Incur a Lien to secure such Indebtedness in an amount equal to the Attributable Debt pursuant to Section 4.13;

(b) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of such Issuer or that Restricted Subsidiary, as the case may be, and set forth in an Officer’s Certificate delivered to the Trustee, of the property or assets that are the subject of such Sale and Leaseback Transaction; and

(c) the transfer of assets or properties in such Sale and Leaseback Transaction is permitted by, and such Issuer or such Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.10.

SECTION 4.15	LIMITATION ON RESTRICTED PAYMENTS.

(a) The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any payment or distribution on account of the Issuers’, or any Restricted Subsidiaries’ Equity Interests, including, without limitation, in connection with any merger or consolidation, other than:

(A) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or

(B) dividends, payments or distributions by the Co-Issuer or a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by the Co-Issuer or a Restricted Subsidiary other than a Wholly-Owned Subsidiary, (i) an Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities and (ii) the other shareholders of the Co-Issuer or the Restricted Subsidiary making such dividends, payments or distributions are not Affiliates of the Co-Issuer or such Restricted Subsidiary;

(ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company, including, without limitation, in connection with any merger or consolidation;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (excluding Subordinated Indebtedness between or among the Issuers and the Guarantors), other than the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (a)(i) through (a)(iv) above (other than any exceptions thereof) being collectively referred to as “Restricted Payments” (it being understood that MGM Operational Reimbursement Payments are not Restricted Payments)), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuers could Incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.12(a); and

(3) the aggregate amount of Restricted Payments made since the Issue Date does not exceed the sum, without duplication, of:

(I) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Issuers and the Restricted Subsidiaries during the period (treating such period as a single accounting period) from January 1, 2011 and ending on the last day of the most recent fiscal quarter of the Company ending immediately prior to the date of the making of such Restricted Payment for which internal financial statements are available; plus

(II) 100% of the aggregate net cash proceeds received by the Company from any Person (other than from a Subsidiary of the Company) from either a capital contribution or the issuance and sale of Equity Interests (other than Disqualified Stock) of the Company or the amount by which Indebtedness of the Company, the Co-Issuer or any Restricted Subsidiary is reduced by the conversion or exchange of debt securities or Disqualified Stock into or for Equity Interests (other than Disqualified Stock) (to the extent that proceeds of the issuance of such Equity Interests would have been able to be included in this clause if such Equity Interests had been initially issued for cash) subsequent to the Issue Date and on or prior to the date of the making of such Restricted Payment (for the avoidance of doubt, (w) the Issue Date Equity Contributions, (x) Harmon Equity, (y) payments made by MGM Resorts to or for the benefit of the Company or any of its Restricted Subsidiaries pursuant to the MGM Resorts Completion Guarantee and (z) contributions deemed to have been made or Equity Interests issued upon the conversion or exchange of Sponsor Subordinated Debt outstanding on the Issue Date shall each be excluded from the calculation of the aggregate amount of Restricted Payments available to be made subsequent to the Issue Date for purposes of this clause (3)); plus

(III) 100% of the aggregate cash received by the Company subsequent to the Issue Date and on or prior to the date of the making of such Restricted Payment upon the exercise of options or warrants to purchase Equity Interests (other than Disqualified Stock) of the Company, plus

(IV) 100% of the aggregate cash and the fair market value of any property or assets (excluding any Equity Interest, Indebtedness or other securities (other than Cash Equivalents)) (such fair market value as determined in the good faith reasonable judgment of the Company) received by the Issuers or any Restricted Subsidiary (other than from an Issuer or any Restricted Subsidiary) subsequent to the Issue Date by means of the sale or other disposition, repurchase, redemption, repayment or return of capital, as applicable, of Restricted Investments made after the Issue Date by either Issuer or any Restricted Subsidiary in other Persons and any distribution or dividend received from such Persons; plus

(V) to the extent that any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date, the fair market value of the Restricted Investment of either Issuer and any Restricted Subsidiary in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary on the date of redesignation as a Restricted Subsidiary.

(b) Notwithstanding the foregoing, unless a Default has occurred and is continuing or would result therefrom (other than in respect of clauses (b)(i), (b)(ii), (b) (iii), (b)(iv), (b)(vii), (b)(viii) and (b)(ix) below), the provisions set forth in Section 4.15(a) will not prohibit, without duplication:

(i) the payment of any dividend or the making of any distribution within 60 days after the date of declaration of such dividend or distribution if the making thereof would have been permitted on the date of declaration; provided such dividend will be deemed to have been made as of its date of declaration for purposes of this clause (b)(i);

(ii) the making of any Restricted Payment either (A) solely in exchange for Equity Interests (other than Disqualified Stock) of the Company, or (B) with the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) of the Company or of a substantially concurrent cash capital contribution to the Company;

(iii) the payment, redemption, repurchase, retirement, defeasance or other acquisition of Subordinated Indebtedness of either Issuer (A) solely in exchange for (1) Equity Interests (other than Disqualified Stock) of either Issuer or (2) Refinancing Indebtedness, or (B) through the application of the net proceeds of a sale for cash (other than to either Issuer or any Restricted Subsidiary) within 45 days of such sale of (1) Equity Interests (other than Disqualified Stock) of either Issuer or (2) Refinancing Indebtedness;

(iv) redemptions, repurchases, defeasances, repayments or other acquisitions or retirements for value of Equity Interests or Subordinated Indebtedness to the extent required by any Gaming Authority having jurisdiction over either Issuer or any Restricted Subsidiary or deemed necessary by the Board of Directors of the Company in order to avoid the suspension, revocation or denial of a Gaming License by any Gaming Authority or other right to conduct lawful gaming operations;

(v) Restricted Payments made on or after the Issue Date not to exceed, together with all Restricted Payments made pursuant to this clause (b)(v), not to exceed $50.0 million in the aggregate;

(vi) the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of either Issuer or any Restricted Subsidiary issued on or after the Issue Date in accordance with the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.12(a);

(vii) payments in lieu of fractional shares of the Company’s Capital Stock;

(viii) Permitted Tax Distributions;

(ix) that portion of Restricted Investments the payment for which consists exclusively of the Company’s Equity Interests (other than Disqualified Stock);

(x) Restricted Payments made within 60 days following the receipt of any insurance proceeds, Condemnation Awards, or judgment or settlement proceeds received by an Issuer or any of the Restricted Subsidiaries arising from the respective Event of Loss that are applied to purchase, redeem, defease or otherwise acquire or retire for value Casualty Bridge Capital; and

(xi) Sponsor Harmon Reimbursement Payments, MGM Condo Proceeds Payments and, so long as the Construction Resolution Date has occurred, payments of the MGM Resorts Completion Guarantee Reimbursement Amount.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date for the purposes of clause (3) of Section 4.15(a), Restricted Payments made pursuant to clauses (b)(ii), (b)(iii)(A)(2), (b)(iii)(B)(2), (b)(v), (b)(vii), (b)(viii), (b)(ix), (b)(x) (but only to the extent that the

Casualty Bridge Capital is Indebtedness) or (b)(xi) of the immediately preceding paragraph in each case shall be excluded from such calculation. The amount of any Restricted Payment, if other than in cash, shall be equal to the fair market value of the property involved, as determined in the good faith reasonable judgment of the Company.

Not less than once each fiscal quarter in which either Issuer has made a Restricted Payment (other than Restricted Payments made pursuant to clauses (b)(i) through (b)(xi) above), the Company shall deliver to the Trustee an Officer’s Certificate stating that each Restricted Payment made during the prior fiscal quarter complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company’s latest available internal quarterly financial statements. In the event that either Issuer makes one or more Restricted Payments in an amount exceeding $20.0 million that have not been covered by an Officer’s Certificate issued pursuant to the immediately preceding sentence, the Company shall deliver to the Trustee an Officer’s Certificate stating that such Restricted Payments comply with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed (upon which the Trustee may conclusively rely without any investigation whatsoever), which calculations may be based upon the Company’s latest available internal quarterly financial statements. In the event the Company fails to deliver any such Officer’s Certificate described in this paragraph to the Trustee, such failure shall not constitute a Default until and unless the Company has failed to deliver such report for 30 days following the date such report was otherwise required.

For purposes of this Section 4.15, it is understood that the Company may rely on internal or publicly reported financial statements even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For the avoidance of doubt, any Restricted Payment that complied with the conditions of this Section 4.15, made in reliance on such calculation by the Company based on such internal or publicly reported financial statements, shall be deemed to continue to comply with the conditions of this Section 4.15, notwithstanding any subsequent adjustments that may result in changes to such internal financial or publicly reported statements.

SECTION 4.16	LIMITATION ON LAYERED INDEBTEDNESS.

The Issuers shall not, and shall not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of such Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee thereof to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of such Issuer or such Guarantor, as the case may be.

Unsecured Indebtedness shall not be treated as subordinated or junior to Secured Indebtedness merely because it is unsecured.

SECTION 4.17	TRANSACTIONS WITH AFFILIATES.

(a) The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its assets or properties to, or purchase any assets or properties from, or enter into or make or amend, any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”), unless:

(i) such Affiliate Transaction is, considered in light of any series of related transactions of which it comprises a part, on terms that are not materially less favorable to such Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(ii) the Issuers deliver to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25.0 million, a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and stating that such Affiliate Transaction complies with clause (i) above; and

(iii) the Issuers deliver to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a written opinion from an Independent Financial Advisor that such Affiliate Transaction is on terms that are fair to the Issuers and the Restricted Subsidiaries from a financial point of view.

(b) The foregoing provisions of clause (a) shall not apply to the following:

(i) transactions between or among the Issuers or any of the Restricted Subsidiaries or one or more Special Purpose RE Entities involving the sale, disposition, financing, securitizing, syndicating, or refinancing of Real Estate Receivables;

(ii) Restricted Payments permitted by Section 4.15 and clauses (1), (5), (7), (9), (10), (11), (12) and (17) of the definition of “Permitted Investment”;

(iii)(a) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any former, current or future employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (b) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to former, current or future employees, officers, directors or consultants in the ordinary course of business, (c) the payment of reasonable fees to directors of the Company or any of its Subsidiaries (as determined in good faith by the Company or such Subsidiary), (d) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case or series of related cases, or (e) management advances to employees, officers, directors or consultants with respect to travel, entertainment or moving related expenses Incurred in the ordinary course of business or in connection with closing or consolidating facilities and payments in respect thereof;

(iv) the payment of compensation (including amounts paid pursuant to employee benefit plans or employment agreements) for the personal services of, indemnity provided on behalf of and reimbursement of expenses to officers, directors and employees of the Company or any of its Subsidiaries;

(v) any agreement as in effect as of the Issue Date, including the MGM Resorts Operations Management Agreements, the MGM Resorts Affiliate Agreements, the MGM Resorts Completion Guarantee or the Sponsor Subordinated Notes, or any amendments thereto so long as any such amendment is no less favorable to the Holders in any material respect when taken as a whole as compared to the applicable agreement as in effect on the Issue Date, and payments and other transactions required by any such agreements;

(vi) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services which are fair to the Issuers and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(vii) any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company or capital contribution to the Company;

(viii) any issuance of (A) Sponsor Subordinated Notes and (B) Casualty Bridge Capital, in each of subclauses (A) and (B) with terms, taken as a whole, no less favorable to the Company in any material respect than the terms set forth in the Sponsor Subordinated Notes in existence on the Issue Date (but subject, in the case of Casualty Bridge Capital, to prepayment as contemplated by clause (x) of Section 4.15(b));

(ix) so long as no Default has occurred and is continuing, Sponsor Harmon Reimbursement Payments and, so long as the Construction Resolution Date has occurred, the payment of the MGM Resorts Completion Guarantee Reimbursement Amount;

(x) so long as no Default has occurred and is continuing, MGM Condo Proceeds Payments; and

(xi) MGM Operational Reimbursement Payments.

SECTION 4.18	DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

(a) The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(i)(A) pay dividends or make any other distributions to an Issuer or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to an Issuer or any of the Restricted Subsidiaries;

(ii) make loans or advances to an Issuer or any of the Restricted Subsidiaries; or

(iii) sell, lease or transfer any of its assets or properties to an Issuer or any of the Restricted Subsidiaries.

(b) The foregoing limitations of clause (a) shall not apply to such encumbrances or restrictions existing under or by reason of:

(i) contractual encumbrances or restrictions in effect on the Issue Date;

(ii) the Credit Facility, this Indenture, the Notes, the Collateral Documents, the General Intercreditor Agreement, the First Lien Indenture, the First Lien Notes and any security or collateral documents entered into connection therewith (including the First Lien Intercreditor Agreement);

(iii) Indebtedness Incurred under the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.12(a) so long as the restrictions taken as a whole are no more onerous in any material respect than the restrictions of the same type contained in this Indenture;

(iv) applicable law or any applicable rule, regulation or order, including any law, rule, regulation or order of any applicable Gaming Authority;

(v) any agreement or other instrument of a Person acquired by an Issuer or any of the Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or assets or properties of any Person, other than the Person and its Subsidiaries, or the assets or properties of the Person and its Subsidiaries, so acquired;

(vi) contracts for the sale of assets or properties, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets and properties of such Subsidiary;

(vii)(i) Secured Indebtedness or Capitalized Lease Obligations otherwise permitted to be Incurred pursuant to Section 4.12 and Section 4.13 that limit the right of the debtor to dispose of the assets or properties subject to any such Lien or (ii) Indebtedness Incurred in connection with an RE Receivables Sale to or in favor of any Special Purpose RE Entity;

(viii) restrictions on cash or other deposits or net worth imposed by customers under contracts;

(ix)(A) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture and (B) customary non-assignment provisions in contracts, licenses or leases;

(x) customary provisions contained in leases or licenses of intellectual property and other agreements; and

(xi) any encumbrances or restrictions of the type referred to in clauses (a)(i), (a)(ii) and (a)(iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (b)(i) through (b)(x) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.19	DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

The Board of Directors of the Company may designate any Restricted Subsidiary (including any newly-formed or newly-acquired Subsidiary), other than a Restricted Subsidiary that owns any Collateral, to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that any Special

Purpose RE Subsidiary may be designated an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value (as determined in the good faith reasonable judgment of the Company) of all outstanding Investments owned by an Issuer or any of the Restricted Subsidiaries in the Subsidiary properly designated will be deemed an Investment made in an Unrestricted Subsidiary as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.15 or under one or more clauses of the definition of “Permitted Investment,” as determined by the Company. Designation of any Restricted Subsidiary as an Unrestricted Subsidiary will only be permitted at that time if such Investment is then permissible under Section 4.15 and the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.” The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not cause a Default.

Any designation of a Subsidiary as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company after giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.15.

SECTION 4.20	INSURANCE.

Until the Notes have been paid in full, the Company shall, and shall cause the Restricted Subsidiaries to, maintain insurance with financially sound and reputable insurance companies with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and name the Collateral Agent as an additional insured or, with respect to casualty insurance, loss payee, as the case may be.

SECTION 4.21	PAYMENTS FOR CONSENT.

The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.22	OMITTED.

SECTION 4.23	MAINTENANCE OF PROPERTY.

The Issuers shall, and shall cause each Guarantor to, (a) maintain, preserve and protect the real property and fixtures constituting Collateral, ordinary wear and tear excepted, (b) make all necessary repairs thereto and renewals and replacements thereto except where the failure to do so could not reasonably be expected to have a material adverse effect upon the business or property of the Issuers and the Guarantors and (c) use commercially reasonable efforts to cause all other Persons to use in connection with the real property and fixtures constituting Collateral the standard of care typical in the industry in the construction, operation and maintenance thereof; provided, however, that notwithstanding the foregoing, the Issuers and/or the applicable Guarantor may demolish the Harmon (the “Demolition Work”) so long as (x) the Demolition Work is conducted in conformity in all material respects with all applicable Laws, including without limitation environmental laws, (y) the Demolition Work does not unreasonably interfere with the use and operation of the remainder of CityCenter and (z) the Collateral Agent is named as an additional insured with respect to any insurance policies maintained by the Issuers, the applicable Guarantor, or any contractor or subcontractor in connection with the Demolition Work.

SECTION 4.24	POST-CLOSING MATTERS.

To the extent not delivered on or before the Issue Date, the Issuers shall use commercially reasonable efforts to provide to the Collateral Agent, for the benefit of the Indenture Secured Parties, within sixty (60) days after the Issue Date:

(a) Subordination of Condominium Fees. A subordination agreement (each, a “Condominium Fee Subordination”) subordinating any lien or obligation to payments of money that the Issuers or the applicable Guarantor(s) party thereto may have under such document to the lien of the Deed of Trust, each such Condominium Fee Subordination having been duly executed and acknowledged by the necessary parties thereto, substantially in the form of Exhibit E attached hereto and in proper form for recording in the real property records of Clark County, Nevada (the “Recorder’s Office”), with respect to each of the following documents (as the same may have been amended from time to time): (x) Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for Vdara Condo Hotel, dated as of March 10, 2010, and recorded in the Recorder’s Office as Instrument No. 201003120000455, (y) Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for Veer Towers, dated as of April 28, 2010, and recorded in the Recorder’s Office as Instrument No. 201005030002036 and (z) Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for the Residences at Mandarin Oriental, Las Vegas, dated as of December 31, 2009, and recorded in the Recorder’s Office as Instrument No. 200912310004016;

(b) Mandarin SNDA. Fully-executed counterparts of a Subordination, Non-Disturbance and Attornment Agreement duly executed and acknowledged by the necessary parties thereto and in proper form for recording in the Recorder’s Office (an “SNDA”) and in a form substantially similar to that certain Subordination, Non-Disturbance and Attornment Agreement previously delivered to the Credit Facility Collateral Agent relating to the Mandarin;

(c) Crystals SNDAs. Fully-executed counterparts of an SNDA from each tenant under a lease for space at the Crystals which delivered an SNDA to the Credit Facility Collateral Agent, each in form substantially similar to the applicable SNDA delivered to the Credit Facility Collateral Agent.

ARTICLE V

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 5.01	MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS.

Neither Issuer shall, directly or indirectly, consolidate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of such Issuer’s assets and properties (determined on a consolidated basis), in one or more related transactions, to any Person unless:

(a) the applicable Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership (including a limited partnership), trust or limited liability company organized or existing under the laws of the jurisdiction of organization of such Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes is a corporation;

(b) the Successor Company, if other than an Issuer, expressly assumes all the obligations of such Issuer under the Notes, this Indenture, the Collateral Documents, the General Intercreditor Agreement and the Registration Rights Agreement, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction after giving pro forma effect thereto, no Default exists;

(d) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, either (a) the Issuers or any remaining Issuer and the Successor Company, as applicable, would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.12(a) or (b) the Consolidated Fixed Charge Coverage Ratio of the Issuers or any remaining Issuer and the Successor Company, as applicable, would not be less than the Consolidated Fixed Charge Coverage Ratio of the Issuers immediately prior to giving effect to such transaction;

(e) each Guarantor, unless it is the other party to the transactions described above, in which case subclause (a)(ii) of Section 5.02 shall apply, shall have by supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture, the Notes, the Collateral Documents and the Registration Rights Agreement; or

(f) the Issuers (or, if applicable, any remaining Issuer and the Successor Company) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures or other documents or instruments, if any, comply with this Indenture.

SECTION 5.02	MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS OF GUARANTORS.

No Guarantor shall, and the Issuers shall not permit any Guarantor to, consolidate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties (determined on a consolidated basis), in one or more related transactions, to any Person unless:

(a)(i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, trust or limited liability company organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(ii) the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture, such Guarantor’s related Guarantee, if applicable, the Collateral Documents, the General Intercreditor Agreement and the Registration Rights Agreement pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii) immediately after such transaction after giving pro forma effect thereto, no Default exists;

(iv) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures and other documents or instruments, if any, comply with this Indenture;

(v) if applicable, the Collateral transferred to the Successor Guarantor will (a) continue to constitute Collateral under this Indenture and the Collateral Documents, (b) be subject to a Lien in favor of the Collateral Agent for the benefit of the Holders, and (c) not be subject to any Lien, other than Permitted Liens; and

(vi) to the extent that the assets and properties of the Person that is merged or consolidated with or into the Successor Guarantor are assets and properties of the type that would constitute Collateral under the Collateral Documents, the Successor Guarantor will take such action as may be reasonably necessary to cause such assets and properties to be made subject to a first priority Lien under the Collateral Documents in the manner and to the extent required in this Indenture; or

(b) the transaction is made in compliance with Section 4.10.

Except in a transaction described in clause (2) of the immediately preceding paragraph, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee and the applicable Collateral Documents. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its assets and properties to another Guarantor or an Issuer, (ii) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Guarantor, in each case without regard to the requirements set forth in the preceding paragraph.

In addition, notwithstanding the foregoing, the Company or any of its Restricted Subsidiaries that is not a subchapter “C” corporation is permitted to convert into a corporation pursuant to a Permitted C-Corp. Conversion.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01	EVENTS OF DEFAULT.

“Event of Default” wherever used herein with respect to the Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest upon the Notes when it becomes due and payable and continuance of such default for a period of 30 days;

(b) default in the payment of principal of or premium, if any, on the Notes when due (including upon redemption or repurchase);

(c) failure by an Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (a) and (b) above) contained in this Indenture, the Notes, the Collateral Documents or the General Intercreditor Agreement;

(d) the acceleration of the maturity of, or the failure to pay at the maturity of, any Indebtedness of an Issuer or any Restricted Subsidiary, at any one time, in an amount in excess of $50.0 million and if, as applicable, such acceleration is not annulled within 30 days after written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes;

(e) entry of final judgments against an Issuer or any Restricted Subsidiary which remain undischarged, unpaid, unbonded or unstayed for a period of 60 days; provided that the aggregate of all such judgments exceeds $100.0 million (net of any amounts covered by an insurance policy as to which the relevant insurance company has not denied responsibility) and judgments exceeding $50.0 million (net of any amounts covered by an insurance policy as to which the relevant insurance company has not denied responsibility) remain undischarged, unpaid, unbonded or unstayed for 60 days after written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes; provided a judgment in the Perini Litigation shall not be deemed to result in an Event of Default under this clause (e) to the extent satisfied pursuant to the MGM Resorts Completion Guarantee within the time periods described therein;

(f) the entry of a decree or order for relief in respect of an Issuer or any Significant Subsidiary by a court having jurisdiction in the premises in an involuntary case under the federal Bankruptcy Laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or a decree or order adjudging an Issuer or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of an Issuer or any Significant Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of an Issuer or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 90 consecutive calendar days; or

(g) the commencement by an Issuer or any Significant Subsidiary of a voluntary case under the federal Bankruptcy Laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of an Issuer or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by an Issuer or any Significant Subsidiary in furtherance of any such action; or

(h) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void, in each case for a period of 15 calendar days after such Significant Subsidiary or the Company receives notice of such cessation or declaration or any Officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with the terms hereof;

(i) any of the Collateral Documents shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected Lien, subject to Permitted Liens, on CityCenter, the buildings, fixtures and other improvements situated at CityCenter or any material personal property interests associated with CityCenter, in each case for a period of 15 calendar days after any Restricted Subsidiary or an Issuer first receives notice of such cessation or an Issuer or any Restricted Subsidiary (or, in the case of the Circus Deeds of Trust, Circus Circus Casinos) denies in writing that it has any further liability under any such Collateral Document or gives written notice to such effect (in each case, other than in accordance with the terms hereof or the terms of the Collateral Documents);

(j) MGM Resorts shall default in its obligations under the MGM Resorts Completion Guarantee or any material provision of the MGM Resorts Completion Guarantee ceases to be in full force and effect or MGM Resorts attempts to avoid, rescind or otherwise recover any payment or other transfer of property made pursuant to or in connection with any provision of the MGM Resorts Completion Guarantee other than, in each case, in accordance with the provisions of the applicable Indenture; provided that in the event of a default by MGM Resorts of its obligations under the MGM Resorts Completion Guarantee where the underlying third party obligations are not yet delinquent (both as a matter of contract and under applicable law), the Company shall have the benefit of any applicable cure period with respect to any such third party obligation before such default shall constitute an Event of Default; and

(k) any revocation, suspension or loss of any Gaming License which results in the cessation of business for a period of more than 120 consecutive days of the business of any Gaming Facility or Gaming Facilities owned directly or indirectly in its entirety by an Issuer and/or any of the Restricted Subsidiaries which, taken together, collectively account for 10% or more of an Issuers’ Consolidated Net Tangible Assets or 10% or more of the Company’s and the Restricted Subsidiaries’ consolidated gross revenues (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of the Company, evidenced by a certified copy of a Board Resolution of the Company delivered to the Trustee, both desirable in the conduct of the business of the Issuers and the Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders).

A Default under clause (c), (d) or (e) of this Section 6.01 is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes notify the Issuers in writing by registered or certified mail, return receipt requested, of the Default and the Issuers do not cure such Default within the time specified in clause (c), (d) or (e) of this Section 6.01, as applicable, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 6.02	ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

If an Event of Default (other than an Event of Default described in clause (f) or (g) of Section 6.01) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by such

Holders), and upon any such declaration such principal amount of the Notes (or specified amount) plus accrued and unpaid interest thereon (and premium, if payable) shall become immediately due and payable; provided that the Trustee shall have no obligation to accelerate the Notes if in its best judgment acceleration is not in the best interest of the Holders.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of at least a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Issuers have paid or deposited with the Trustee a sum sufficient to pay:

(i) all overdue installments of interest on the Notes;

(ii) the principal of (and premium, if any, on) the Notes which has become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Notes;

(iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Notes at the rate or rates prescribed by the terms thereof;

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to the Notes, other than the nonpayment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13. No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.

If an Event of Default described in clause (f) or (g) of Section 6.01 occurs with respect to an Issuer or any Significant Subsidiary, the principal of, premium, if any, and accrued interest on all the Notes shall be due and payable immediately without any further action or notice. In addition to acceleration of maturity of the Notes, if an Event of Default occurs and is continuing, the Collateral Agent shall have the right to exercise remedies with respect to the Collateral, such as foreclosure, as are available under this Indenture, the Collateral Documents and at law.

SECTION 6.03	COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

The Issuers covenant that, if:

(a) default is made in the payment of any installment of interest on the Notes when such interest or payment becomes due and payable and such default continues for a period of 30 calendar days, or

(b) default is made in the payment of principal of (or premium, if any, on) the Notes at the Maturity thereof, then the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders, the amount then due and payable on the Notes for the principal (and premium, if any) and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuers fail to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes wherever situated.

If an Event of Default with respect to the Notes occurs and is continuing, then the Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

The Trustee shall be under no duty to the Company or any Guarantor to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture.

SECTION 6.04	TRUSTEE MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the federal Bankruptcy Laws, as now or hereafter constituted, relative to the Company or any Guarantor, or the property of the Company or of any Guarantor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each such Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.05	TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBT SECURITIES.

All rights of action and claims under this Indenture, the Notes, the Guarantees or the other Transaction Documents may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the Guarantees or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 6.06	APPLICATION OF MONEY COLLECTED.

Subject to the terms of the Collateral Documents, any money collected by the Trustee in respect of the Notes pursuant to this Article or the other Transaction Documents shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (and premium, if any) and interest, respectively;

THIRD: Without duplication, to the Holders for any other obligations owing to such Holders under the Notes, this Indenture or the other Transaction Documents; and

FOURTH: The balance, if any, to the Person or Persons entitled thereto.

SECTION 6.07	LIMITATION ON SUITS.

Other than as set forth in this Section 6.07, except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture, the Notes or the other Transaction Documents unless:

(a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b) Holders of at least 25% in aggregate principal amount of the Outstanding Notes have requested the Trustee to pursue the remedy;

(c) Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

(d) the Trustee has not complied with such request within 60 calendar days after the receipt thereof and the offer of security or indemnity; and

(e) Holders of a majority in aggregate principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, the Guarantees or the other Transaction Documents to affect, disturb or prejudice the rights of any other such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, the Guarantees or the other Transaction Documents, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. For the protection and enforcement of the provisions of this Section 6.07, each and every Holder and the Trustee shall be entitled to such relief as can be given at law or in equity.

SECTION 6.08	UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

Notwithstanding any other provision in this Indenture, except for restrictions imposed by Gaming Laws or Gaming Authorities on payments by entities holding Gaming Licenses, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Note on the respective Stated Maturity or Stated Maturities expressed in such Note (or, in the case of redemption or purchase, on the Redemption Date or Purchase Date, respectively) and to institute suit for the enforcement of any such payment and interest thereon, and such right shall not be impaired without the consent of such Holder except that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of Liens upon any property subject to such Lien in favor of the Beneficiaries of the Notes.

SECTION 6.09	RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under any Transaction Document and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.10	RIGHTS AND REMEDIES CUMULATIVE.

Except as otherwise expressly provided elsewhere in the Transaction Documents, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law (including Gaming Laws), be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11	DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by the Transaction Documents or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12	CONTROL BY HOLDERS.

The Holders of at least a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee with respect to the Transaction Documents, provided that:

(a) such direction shall not be in conflict with any rule of law (including Gaming Laws) or with any of the Transaction Documents;

(b) subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Trust Officer or Trust Officers of the Trustee, determine that such direction conflicts with law or the Transaction Documents or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability; and

(c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.13	WAIVER OF EXISTING DEFAULTS.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by notice to the Trustee, may, on behalf of the Holders of all the Notes, waive any existing Default and its consequences hereunder or under the Collateral Documents or the General Intercreditor Agreement and rescind any acceleration with respect to the Notes (provided such rescission would not conflict with any judgment of a court of competent jurisdiction), except a continuing Default in the payment of the principal of (or premium, if any) or interest on any Note held by a non-consenting Holder.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Notes under this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

In the event of any Event of Default specified in Section 6.01(d) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 calendar days after such Event of Default arose:

(a) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(b) the required number of Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(c) the Default that is the basis for such Event of Default has been cured.

SECTION 6.14	UNDERTAKING FOR COSTS.

All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section 6.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder of a Note for the enforcement of the payment of the principal of (or premium, if any) or interest on such Note on or after the respective Stated Maturity or Stated Maturities expressed in such Note (or, in the case of redemption or purchase, on or after the Redemption Date or the Purchase Date, respectively).

SECTION 6.15	WAIVER OF STAY OR EXTENSION LAWS.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Transaction Documents; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.16	DISQUALIFIED HOLDERS.

To the extent required by applicable Gaming Laws, Notes held by a Disqualified Holder shall, so long as held by such Person, be disregarded for purposes of providing notices, directions, waivers or other actions and determining the sufficiency of such notices, directions, waivers or actions under this Article VI.

ARTICLE VII

TRUSTEE

SECTION 7.01	CERTAIN DUTIES AND RESPONSIBILITIES.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents, and no implied covenants or obligations shall be read into this Indenture or the other Transaction Documents against the Trustee; and

(2) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the other Transaction Documents; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b) In case an Event of Default has occurred and is continuing, the Trustee shall, with respect to the Notes, exercise such of the rights and powers vested in it by this Indenture and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this subsection shall not be construed to limit the effect of subsection (a) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith with respect to Notes in accordance with the direction of the Holders of at least a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or the other Transaction Documents;

(4) the Trustee shall not be required to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(5) the Trustee shall cooperate and comply with any order or directive of a Gaming Authority in connection with this Indenture or the other Transaction Documents, including that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Laws (unless the Trustee shall have submitted its resignation) and will cooperate fully and completely in any proceeding related to such application; provided the Company agrees to prepare (or cause the Guarantors to prepare) all documentation in connection with any such order, directive, application and proceeding and to reimburse the Trustee for all costs and expenses Incurred by it in connection therewith.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02	NOTICE OF DEFAULTS.

Within 90 calendar days after the occurrence of any Default hereunder, the Trustee shall give notice to all Holders of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived. The Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

Notice given pursuant to this Section 7.02 shall be transmitted by mail:

(a) to all registered Holders, as the names and addresses of the registered Holders appear in the Note Register; and

(b) to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a) of this Indenture.

SECTION 7.03	CERTAIN RIGHTS OF TRUSTEE.

Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the other Transaction Documents at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (including, without limitation, any investigation or inquiry with respect to the accuracy of any calculations contained therein), but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default in respect of the Notes except (i) any Default occurring pursuant to Section 6.01(a), (b) or (c) or (ii) any Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge;

(i) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture and the other Transaction Documents;

(j) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee for the Notes shall be subject to the provisions of Section 7.01(a);

(l) the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company;

(m) the Trustee may deem any request or direction received from any Gaming Authority to be a request or direction of the Company that satisfies the conditions set forth in Section 7.03(b) above;

(n) the Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(o) the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture; and

(p) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action.

The rights, privileges, protections, immunities and benefits given to the Trustee by the terms of this Indenture, including, without limitation, its rights to be reimbursed or indemnified, are extended to, and shall be enforceable by, the Trustee in its capacity as Trustee and Collateral Agent under each of the Indenture and Collateral Documents, and each agent, custodian and other Person employed to act hereunder.

SECTION 7.04	NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Guarantees or the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds thereof.

SECTION 7.05	MAY HOLD NOTES.

The Trustee, any Paying Agent, the Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.08 and 7.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

SECTION 7.06	MONEY HELD IN TRUST.

Money in any currency held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 7.07	COMPENSATION AND REIMBURSEMENT.

The Company agrees:

(a) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee in Dollars for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee in Dollars upon its request for all reasonable expenses, disbursements and advances Incurred or made by the Trustee in accordance with any provision of this Indenture or the other Transaction Documents (including costs Incurred in connection with applications to any Gaming Authority and including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(c) to indemnify in Dollars the Trustee for, and to hold it harmless against, any loss, liability or expense Incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The indemnity described in this Section 7.07(c) shall survive the termination of this Indenture and the resignation or removal of the Trustee (in any of its capacities herein) with respect to such loss, liability or expense Incurred in connection with the Trustee’s acts or omissions prior to such termination of this Indenture or the resignation or removal of the Trustee.

The obligations of the Company under this Section 7.07 to compensate and indemnify the Trustee for reasonable expenses, disbursements and advances shall constitute additional Indebtedness under this Indenture and shall survive the satisfaction and discharge of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law. When the Trustee Incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, the expenses and the compensation for the services of the Trustee are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08	DISQUALIFICATION; CONFLICTING INTERESTS.

The Trustee shall comply with the relevant provisions of the TIA with respect to conflicts of interest and disqualification. If such provisions require the Trustee to resign with respect to the Notes, the Company shall take prompt steps to have a successor appointed, in the manner and with the effect hereinafter specified in this Article.

SECTION 7.09	CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Affiliate of the Company shall serve as Trustee upon any Notes.

SECTION 7.10	RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

Subject to compliance with applicable Gaming Laws of which the Trustee has received prior written notice:

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.11.

(b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(c) The Trustee may be removed at any time with respect to the Notes and a successor Trustee appointed by Act of the Holders of at least a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 7.08 with respect to the Notes after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months; or

(ii) the Trustee shall cease to be eligible under Section 7.09 with respect to the Notes and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by a Board Resolution, may remove the Trustee with respect to the Notes, or (B) subject to Section 6.14, any Holder who has been a bona fide Holder of such a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes and shall comply with the applicable requirements of Section 7.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of at least a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes and, to that extent, supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of such a Note for at least six months may, subject to Section 6.07, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes in the manner and to the extent provided in Section 12.02 to the Holders. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

SECTION 7.11	ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

Subject to compliance with applicable Gaming Laws:

(a) In the case of an appointment hereunder of a successor Trustee with respect to the Notes, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien and claim, if any, provided for in Section 7.07.

(b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section 7.11, as the case may be.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 7.12	MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

SECTION 7.13	PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Notes), the Trustee shall be subject to the provisions of TIA § 311(a) regarding the collection of claims against the Company or any Guarantor (or any such other obligor), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.14	APPOINTMENT OF AUTHENTICATING AGENT.

As long as any Notes remain Outstanding, upon a Company Request, there shall be an authenticating agent (the “Authenticating Agent”) appointed, for such period as the Company shall elect, by the Trustee to act as its agent on its behalf and subject to its direction in connection with the authentication and delivery of the Notes. Notes authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by such Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or to the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of such Trustee by such Authenticating Agent, except that only the Trustee may authenticate Notes upon original issuance and pursuant to Section 2.07 hereof. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for purposes of this Section 7.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating

Agent shall cease to be eligible in accordance with the provisions of this Section 7.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 7.14.

Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to the Notes for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to the Company.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14 with respect to the Notes, the Trustee shall, upon Company Request, appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all Holders of Notes in the manner and to the extent provided in Section 12.02. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. The Company agrees to pay to the Authenticating Agent from time to time reasonable compensation for its services. The Authenticating Agent for the Notes shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee, except arising out of its negligence or willful misconduct.

If an appointment is made pursuant to this Section 7.14, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within mentioned Indenture.

U.S. Bank National Association, As Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

SECTION 7.15	PAYING AGENT; REGISTRAR.

(a) Each Paying Agent or Registrar (other than the Company) shall be a corporation organized and doing business under the laws of the United States of America or of any State and having a combined capital and surplus of at least $100,000,000.

(b) Each Paying Agent or Registrar may resign at any time by giving written notice thereof to the Company. The Company, by a Board Resolution and upon giving written notice thereof to the Paying Agent or Registrar, may remove such Paying Agent or Registrar at any time.

(c) If any Paying Agent or Registrar shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of any Paying Agent or Registrar for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Paying Agent or Registrar.

(d) The Company shall give notice of each resignation and each removal of any Paying Agent or Registrar and each appointment of a successor Paying Agent or Registrar by mailing written notice of such event by first-class mail, postage prepaid, to the Trustee. Each notice shall include the name and address of the successor Paying Agent or Registrar.

(e) The Trustee is hereby initially appointed Paying Agent and Registrar.

(f) The Company shall enter into an appropriate written agency agreement with any Paying Agent or Registrar not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Paying Agent or Registrar, including the provisions of Section 7.01(c)(5). The Company shall notify the Trustee in writing of the name and address of any such Paying Agent or Registrar.

SECTION 7.16	REPORTS BY TRUSTEE.

(a) Within 60 calendar days after January 15 of each year commencing with the first January 15 after the original issuance of the Notes, the Trustee shall transmit by mail to all Holders, in the manner and to the extent provided in TIA § 313(c), a brief report dated as of such January 15 in accordance with and with respect to the matters required by TIA § 313(a). The Trustee shall also transmit by mail to all Holders of Notes, in the manner and to the extent provided in TIA § 313(c), a brief report in accordance with and with respect to the matters required by TIA § 313(b)(2).

(b) A copy of each report transmitted to Holders pursuant to this Section 7.16 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Notes are listed and also with the Commission. The Company will notify the Trustee promptly if the Notes are listed on any stock exchange or of any delisting thereof.

(c) The Trustee will provide any applicable Gaming Authority upon its or the Company’s request with (in the case of any Gaming Authority, to the address set forth in such request or as otherwise directed in such request, and in the case of the Company, as provided in Section 12.01 of this Indenture):

(1) copies of all notices, reports and other written communications which the Trustee gives to Holders;

(2) a list of Holders promptly after the original issuance of the Notes, eight months and two months prior to the expiration date of each then-current Gaming License held by the Company or its Subsidiaries, and upon demand;

(3) notice of any Event of Default under this Indenture or of any Default, any acceleration of the indebtedness evidenced or secured hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of this Indenture and any rescission, annulment or waiver in respect of an Event of Default;

(4) notice of the removal or resignation of the Trustee within five Business Days thereof;

(5) notice of any transfer or assignment of rights under this Indenture (but no transfers or assignments of the Notes) within five Business Days thereof; and

(6) a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof. The notice specified in clause (3) above shall be in writing and, except as set forth below, shall be given within five Business Days after the Trustee has transmitted the notice required by Section 7.02. In the case of any notice in respect of any Event of Default, such Notice shall be accompanied by a copy of any notice from the Holders, or a representative thereof or the Trustee, to the Company and, if accompanied by any such notice to the Company, shall be given simultaneously with the giving of any such notice to the Company. In the case of any legal actions or proceedings, such notice shall be accompanied by a copy of the complaint or other initial pleading or document.

The Trustee shall in accordance with the limitations set forth herein cooperate with any applicable Gaming Authority in order to provide such Gaming Authority with information and documentation relevant to compliance with clause (3) above and as otherwise required by any applicable Gaming Laws of which the Trustee has written notice.

The Company will advise the Trustee in writing of the expiration date of any then-current Gaming License held by the Company or its Subsidiaries at least nine months prior to the expiration thereof and the Trustee until so advised may assume that such Gaming License has not expired.

(d)	Reports pursuant to this Section 7.16 shall be transmitted by mail:

(1) to all Holders, as the names and addresses of such Holders appear in the Note Register; and

(2) except in the cases of reports pursuant to subsection (b) of this Section 7.16, to each Holder of a Note whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 2.05.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the Commission and also with the Company. The Company will notify the Trustee promptly when any of the Notes are listed on any stock exchange or of any delisting thereof.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01	SATISFACTION AND DISCHARGE OF INDENTURE.

This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of the Notes herein expressly provided for and rights to receive payments of principal (and premium, if any) and interest on the Notes) and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)	either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise,

will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in Dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar or simultaneous deposit relating to other Indebtedness) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar deposit relating to other Indebtedness and the granting of liens in connection therewith);

(c) the Issuers have paid or caused to be paid all sums payable by them under this Indenture;

(d) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be; and

(e) the Issuers have delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

SECTION 8.02	APPLICATION OF TRUST MONEY.

Subject to the provisions of the last paragraph of Section 4.05, all money deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes, and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

SECTION 8.03	APPLICABILITY OF ARTICLE.

Except as otherwise provided in Section 8.04, the Issuers may terminate their obligations under the Notes and this Indenture as set forth in Section 8.04.

SECTION 8.04	LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

(a) The Issuers may, at the option of the Company’s Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.04(b) or 8.04(c) be applied to all Outstanding Notes upon compliance with the conditions set forth below in Section 8.05.

(b) Upon the Company’s exercise under Section 8.04(a) of the option applicable to this Section 8.04(b), the Issuers and each Guarantor shall, subject to the satisfaction of the conditions set forth in

Section 8.05, be deemed to have been discharged from their obligations with respect to the Notes, the Collateral Documents, the General Intercreditor Agreement and any Guarantee on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes and any Guarantee, which Notes and Guarantee shall thereafter be deemed to be Outstanding only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust described in this Article VIII, (ii) the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith and (iv) Section 8.04 and Section 8.05. Subject to compliance with this Article 8, the Issuers may exercise its Legal Defeasance option notwithstanding the prior exercise of its Covenant Defeasance option.

(c) Upon the Issuers’ exercise under Section 8.04(a) of the option applicable to this Section 8.04(c) subject to the satisfaction of the conditions set forth in Section 8.05, the Issuers and each Guarantor shall be released from their Obligations under Sections 4.02, 4.03, 4.07, 4.08 through 4.25 and Article V with respect to the Outstanding Notes and the Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed Outstanding for all the other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise of their Covenant Defeasance option, subject to the satisfaction of the conditions set forth in Section 8.05, clauses (c) (with respect to Sections 4.02, 4.03, 4.07 through 4.25 and Article V), (d), (e), (h), (i), (j) and (k) of Section 6.01 shall not constitute Events of Default with respect to the Notes and the Guarantees.

SECTION 8.05	CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes at the Stated Maturity or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on the Notes and the Issuers must specify whether the Notes are being defeased to Stated Maturity or to a particular Redemption Date;

(b) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (i) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or (ii) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to the Trustee confirming, subject to customary assumptions and exclusions, that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default (other than that resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture and the other Transaction Documents) to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound (other than that resulting with respect to any Indebtedness being defeased from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens in connection therewith);

(f) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of an Issuer between the date of deposit and the 91st day following the deposit and assuming that no Holder of the Notes is an “insider” of such Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(h) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 8.06	DEPOSITED MONEYS AND GOVERNMENT SECURITIES TO BE HELD IN TRUST.

All moneys and Government Securities deposited with the Trustee pursuant to Section 8.05 in respect of the Notes shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 8.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

SECTION 8.07	REPAYMENT TO ISSUERS.

The Trustee and any Paying Agent shall promptly pay or return to the Issuers upon Company Request any moneys or Government Securities held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Notes for which money or Government Securities have been deposited pursuant to Section 8.05.

The provisions of the last paragraph of Section 4.05 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of the Notes for which money or Government Securities have been deposited pursuant to Section 8.05.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.01	AMENDMENT, SUPPLEMENT AND WAIVER.

(a) Except as provided in Sections 9.01(b) and (c), this Indenture, any Guarantee, the Notes, the Collateral Documents, the Registration Rights Agreement and the General Intercreditor Agreement may be amended or supplemented by the execution of a supplemental indenture or in the case of any amendment or supplement of the Collateral Documents or the Registration Rights Agreement, by execution of an appropriate amendment or supplement (each a “supplemental indenture”) with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes, and any existing Default or compliance with any provision of this Indenture, the Notes, any Collateral Document or the Registration Rights Agreement may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes) or having the benefit of such Registration Rights Agreement.

(b) Without the consent of each affected Holder under this Indenture (or, in the case of clauses (xi), (xii) or (xiii) below only, without the consent of the Holders of at least 95% of the aggregate principal amount of the Outstanding Notes), an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(i) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to Sections 4.09, 4.10 and 4.11, but not including any provision described in clause (xiii) below);

(iii) reduce the rate of or change the time for payment of interest on any Note;

(iv) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and waiver of the payment default that resulted from such acceleration or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(v) make any Note payable in money other than U.S. dollars;

(vi) make any change to Section 6.08 or 6.13;

(vii) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest or Additional Interest on the Notes issued under this Indenture;

(viii) make any change to this Section 9.01;

(ix) impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or the Guarantees;

(x) make any change to or modify the ranking of the Notes (or the Liens or Guarantees in favor of such Notes) that would adversely affect the Holders;

(xi) except as expressly permitted by this Indenture, modify the Guarantee of any Significant Subsidiary in any manner adverse to the Holders;

(xii) release the Liens created by the Collateral Documents on all or substantially all the Collateral (other than in accordance with the terms hereof and the Collateral Documents);

(xiii) make any change in the provisions hereof or any Collateral Document dealing with the application of proceeds of the Collateral that would adversely affect the Holders (other than in accordance with the terms of this Indenture and the Collateral Documents); or

(xiv) after the time a Change of Control Offer, Asset Sale Offer or Loss Proceeds Offer is required to have been made, reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder.

(c) Notwithstanding clauses (a) and (b) above, the Issuers, any Guarantor (with respect to the Guarantees or this Indenture, as applicable) and the Trustee may amend or supplement this Indenture, the Collateral Documents, the General Intercreditor Agreement, the Registration Rights Agreement and any Guarantee or Notes without the consent of any Holder:

(i) to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii) to comply with Article V;

(iv) to provide for the assumption of an Issuer’s or any Guarantor’s obligations to the Holders;

(v) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(vi) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(vii) to evidence and provide for the acceptance and appointment under this Indenture or the Collateral Documents or the General Intercreditor Agreement of a successor Trustee or successor Collateral Agent thereunder pursuant to the requirements thereof;

(viii) to add a Guarantor hereunder or to release a Guarantor in accordance with the terms hereof;

(ix) to conform the text of this Indenture, the General Intercreditor Agreement or any Collateral Document, Guarantee or Note to the “Description of Notes” set forth in the Offering Memorandum to the extent that the Trustee has received an Officer’s Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision of this Indenture, the General Intercreditor Agreement, such Collateral Document, Guarantee or Note;

(x) to make any amendment to Section 2.06, including without limitation to facilitate the issuance and administration of the Notes; provided that (i) compliance with this Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(xi) to provide for the release or addition of Collateral or Guarantees in accordance with the terms hereof and the Collateral Documents; or

(xii) to provide for or confirm the Incurrence of additional Secured Indebtedness in compliance with this Indenture.

(d) The consent of the Holders is not necessary hereunder to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

(e) After a supplemental indenture becomes effective, the Issuers shall mail to Holders a notice briefly describing such supplemental indenture. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

(f) The terms of any document entered into pursuant to this Section 9.01 shall be subject to the prior approval, if required, of any applicable Gaming Authority.

(g) To the extent required by applicable Gaming Laws, Notes held by a Disqualified Holder shall, so long as held by such Person, be disregarded for the purposes of providing notices, directions, waivers, or other actions and determining the sufficiency of such notices, directions, waivers or actions.

SECTION 9.02	EXECUTION OF SUPPLEMENTAL INDENTURES.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of

Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise in a material way.

SECTION 9.03	EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.04	REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article and affected thereby may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

SECTION 9.05	REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.

A consent to a supplemental indenture or waiver by a Holder shall bind such Holder and every subsequent Holder of the applicable Note or portion thereof that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion thereof if the Trustee receives written notice of revocation before the date the requisite number of consents are received by the Issuers or the Trustee. After a supplemental indenture or waiver becomes effective, it shall bind every Holder. A supplemental indenture or waiver becomes effective once the requisite number of consents are received by the Issuers or the Trustee and any other conditions to effectiveness of such consent specified in the amendment or waiver are satisfied.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

ARTICLE X

GUARANTEES

SECTION 10.01	GUARANTEE.

(a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors, jointly and severally, hereby unconditionally guarantees to each Holder and to the Trustee, irrespective of the validity and enforceability of this Indenture, the Notes owned by such Holder or the Obligations of the Issuers under this Indenture, the Notes or the other Transaction Documents, that: (i) the principal of and interest on such Notes will be paid in full when due, whether at the Stated Maturity or the Interest Payment Date, by acceleration, call for redemption, upon a purchase offer or otherwise, and interest on the overdue principal and interest, if any, of such Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee under this Indenture, such Notes and the other Transaction Documents will be promptly paid in full or performed, all in accordance with the terms of this Indenture, such Notes and the other Transaction Documents; and (ii) in case of any extension of time of payment or renewal of any securities or any of such other Obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a purchase offer or otherwise (collectively, the “Guaranteed Obligations”). This Guarantee is a guarantee of payment and not of collection. Without limitation of the foregoing, the Guarantee of any Issuer or Guarantor that pledges Collateral consisting of real property includes an obligation to ensure that no Event of Default will occur.

Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be unconditionally and jointly and severally obligated to pay the same.

(b) Each Guarantor agrees that (i) its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or the other Transaction Documents, any amendments to this Indenture, such Notes or the other Transaction Documents, the absence of any action to enforce the same or to exercise remedies against the Collateral, the recovery of any judgment against an Issuer, any action to enforce the same or to exercise remedies against the Collateral or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) this Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes, this Indenture and the other Transaction Documents. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer or right to require the prior disposition of the assets of an Issuer to meet its obligations, protest, notice and all demands whatsoever. Without limiting the generality of the foregoing, each of the Guarantors hereby waives, to the extent permitted under Nev. Rev. Stat. 40.495, any rights arising out of Nev. Rev. Stat. 40.430.

(c) If any Holder or the Trustee is required by any court or otherwise to return to either the Issuers or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Issuers or any Guarantor, any amount paid by either an Issuer or any of the Guarantors to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect with respect to the applicable Notes. Each of the Guarantors agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby except as set forth in Section 10.05 hereof.

(d) Each of the Guarantors agrees that (i) the maturity of the Obligations guaranteed hereby shall be accelerated as provided in Section 6.02 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuers of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.02, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

SECTION 10.02	EXECUTION AND DELIVERY OF GUARANTEE.

To evidence its Guarantee set forth in Section 10.01, each of the Guarantors agrees that this Indenture shall be executed on behalf of such Guarantor by a duly authorized Officer.

Each of the Guarantors agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect and apply to all the Notes.

If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.03	LIMITATION OF GUARANTOR’S LIABILITY.

Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the Obligations of each such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to Section 10.04, result in the Obligations of such Guarantor under such Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

SECTION 10.04	CONTRIBUTION.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor in respect of the Notes (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net worth of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuers’ obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee.

SECTION 10.05	RIGHTS UNDER THE GUARANTEE.

(a) Each of the Guarantors waives notice of the issuance, sale and purchase of any Notes and notice from the Trustee or the Holders from time to time of any of such Notes of their acceptance and reliance on this Guarantee.

(b) Notwithstanding any payment or payments made by the Guarantors by reason of this Guarantee, the Guarantors shall not be subrogated to any rights of the Trustee or any Holder against the Issuer until all Notes shall have been paid or deemed to have been paid within the meaning of this Indenture. Any payment made by the Guarantors by reason of this Guarantee shall be in all respects subordinated to the full and complete payment or discharge under this Indenture of all Obligations guaranteed hereby, and no payment by the Guarantors by reason of this Guarantee shall give rise to any claim of the Guarantors against the Trustee or any Holder. Unless and until the applicable Notes shall have been paid or deemed to have been paid within the meaning of this Indenture, none of the Guarantors will assign or otherwise transfer any such claim against the Issuers to any other Person.

(c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Guarantors of their Obligations hereunder) which any Guarantor may have or assert against the Trustee or any Holder of any Note shall be available hereunder to such Guarantor against the Trustee.

(d) Each Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys’ fees and expenses, which may be Incurred by the Trustee in enforcing or attempting to enforce this Guarantee or protecting the rights of the Trustee or the Holders, if any, in accordance with this Indenture.

SECTION 10.06	PRIMARY OBLIGATIONS.

Each Guarantor agrees that it is directly liable to each Holder hereunder, that the Obligations of each Guarantor hereunder are independent of the Obligations of the Issuers or any other Guarantor, and that a separate action may be brought against each Guarantor, whether such action is brought against an Issuer or any other Guarantor or whether an Issuer or any other Guarantor is joined in such action. Each Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the Holders of whatever remedies they may have against the Issuers or any other Guarantor, or the enforcement of any Lien or realization upon any Collateral. Each Guarantor agrees that any release which may be given by the Trustee or the Holders of the Notes to the Issuers or any other Guarantor shall not release such Guarantor. Each Guarantor consents and agrees that the Trustee shall be under no obligation to marshal any property or assets of the Issuers or any other Guarantor in favor of such Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

SECTION 10.07	WAIVERS.

(a) Each Guarantor hereby waives any right to receive, or any claim or defense based on failure to receive: (i) notice of the amount of the Guaranteed Obligations; (ii) notice of any adverse change in the financial condition of the Issuers or of any other fact that might increase such Guarantor’s risk hereunder; (iii) notice of a Default; and (iv) all other notices (except if such notice is specifically required to be given to such Guarantor under this Indenture to which such Guarantor is a party) and demands to which such Guarantor might otherwise be entitled.

(b) Each Guarantor hereby waives the right by statute or otherwise to require the Trustee or the Holders to institute suit against the Issuers (or against any other Person) or to exhaust any rights and remedies which the Trustee or the Holders have or may have against the Issuers (or against any other Person) or against the Collateral. In this regard, each Guarantor agrees that it is bound to the payment of each and all of the Obligations, whether now existing or hereafter arising, as fully as if such Obligations were directly owing to the guaranteed party by such Guarantor. Each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the Issuers or by reason of the cessation from any cause whatsoever of the liability of the Issuers in respect thereof.

(c) Each Guarantor hereby waives: (i) any claim or defense directly or indirectly arising from or caused by any election of remedies by the Trustee or the Holders, whether or not such election of remedies directly or indirectly results in impairment or loss of rights or claims of such Guarantor against the Issuers or other Persons; and (ii) any defenses based on suretyship law or impairment of Collateral.

SECTION 10.08	RELEASES.

Each Guarantor consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the Obligations of such Guarantor hereunder, the Trustee may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of this Indenture or may grant other indulgences to the Issuers in respect thereof, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations, or any portion thereof.

SECTION 10.09	NO ELECTION.

The Trustee shall have the right to seek recourse against each Guarantor to the fullest extent provided for herein and no election by the Trustee to proceed in one form of action or proceeding, or against any party, or on any Obligation, shall constitute a waiver of Trustee’s right to proceed in any other form of action or proceeding, or against other parties unless the Trustee has expressly waived such right in writing.

SECTION 10.10	FINANCIAL CONDITION OF THE ISSUERS.

Each Guarantor represents and warrants to the Trustee and Holders that it is currently informed of the financial condition of the Issuers and the other Guarantors and, of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor further represents and warrants to the Trustee and Holders that it has read and understands the terms and conditions of this Indenture and the other Transaction Documents. Each Guarantor hereby covenants that it will continue to keep itself informed of the Issuers’ and the other Guarantor’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

ARTICLE XI

COLLATERAL AND SECURITY

SECTION 11.01	COLLATERAL AND COLLATERAL DOCUMENTS; ADDITIONAL COLLATERAL.

(a) In order to secure the Obligations of the Issuers and the Guarantors to the Holders under this Indenture, the Notes, the Guarantees and the other Transaction Documents, the Issuers, the Guarantors and the Collateral Agent have simultaneously with the execution of this Indenture entered into certain Collateral Documents. The Trustee, the Issuers and each Guarantor will comply with applicable Gaming Laws in connection with entering into any Collateral Documents or additional Collateral Documents that may be executed after the Issue Date. The Trustee, the Issuers and the Guarantors hereby agree that the Collateral Agent holds its interest in the Collateral for the Trustee for the benefit of the Holders pursuant to the terms of the Collateral Documents.

(b) Promptly upon the acquisition by the Company or any Issuer or Guarantor of assets that constitute Collateral pursuant to the Collateral Documents (including any property acquired after the date of this Indenture that constitutes Collateral to which a perfected Lien is not established upon the Company’s acquisition of such Collateral pursuant to the Collateral Documents) (“After-Acquired Property”), (i) the Company or such Guarantor and the Collateral Agent will enter into such amendments or supplements to the Collateral Documents, or security agreements, pledge agreements or other documents, in each case as necessary to perfect the Lien with respect to such After-Acquired Property in a form substantially similar to the form of the Collateral Documents entered into on the Issue Date and, if necessary, in recordable or registrable form (the “After-Acquired Collateral Documents”) as are necessary in order to grant to the Collateral Agent for the benefit of the Holders a perfected Lien on and security interest in such After-Acquired Property; and (ii) the Company shall also deliver to the Trustee the evidence of payment of all filing fees, recording and registration charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the After-Acquired Property to the Lien of any applicable Collateral Document and perfect such Lien.

(c) Each Holder, by accepting a Note, authorizes and directs the Trustee to enter into, and agrees to all the terms and provisions of, the Collateral Documents, including the After-Acquired Collateral Documents, as the same may be amended from time to time pursuant to the provisions of the Collateral Documents, the After-Acquired Collateral Documents and this Indenture.

SECTION 11.02	COLLATERAL OPINIONS.

The Issuers shall furnish to the Trustee within 60 calendar days after December 31 in each year, beginning with December 31, 2011, an Opinion of Counsel, dated as of such date, subject to customary exceptions and assumptions, either (i)(A) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registration, filing, re-recording, re-registration and refiling of all mortgages, supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien created pursuant to the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, under the applicable Uniform Commercial Code as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the security interest of the Holders and the Collateral Agent hereunder and under the Collateral Documents with respect to the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

SECTION 11.03	SPECIFIED RELEASES OF COLLATERAL.

(a) Satisfaction and Discharge; Defeasance. The Issuers and the Guarantors shall be entitled to obtain a full release of all of the Collateral from the Liens of the Collateral Documents upon delivery by the Company to the Collateral Agent of an Officer’s Certificate and an Opinion of Counsel, each to the effect that the conditions precedent set forth in Section 8.01 for satisfaction and discharge of this Indenture or for Legal Defeasance or Covenant Defeasance pursuant to Section 8.04, as applicable, have been complied with (which Officer’s Certificate and Opinion of Counsel may be the same as required by Section 8.05(h)).

(b) Dispositions of Collateral Permitted by Section 4.10.

(i) The Issuers and the Guarantors shall be entitled to obtain a full release of, and the Collateral Agent shall release, the Liens of the Collateral Documents on items of Collateral subject to an Asset Sale (other than any such disposition to either Issuer or any Guarantor) (the “Released Property”) upon delivery by the Company to the Trustee of (A) an Officer’s Certificate certifying that (1) such Asset Sale covers only the Released Property, (2) all Net Proceeds from the Asset Sale of any of the Released Property will be deposited or applied pursuant to Section 4.10, (3) all terms and conditions of Section 4.10 have been complied with and (4) in accordance with Section 12.03, all other conditions precedent in this Indenture and the Collateral Documents to such release have been complied with, (B) in accordance with Section 12.03, an Opinion of Counsel substantially to the effect that all conditions precedent herein, under the Collateral Documents and the General Intercreditor Agreement relating to the release of the Released Property have been complied with and (C) all documents required by Section 11.08.

(ii) The Issuers and the Guarantors shall be entitled to obtain a full release of, and the Collateral Agent shall release, the Liens of the Collateral Documents on items of Collateral sold or disposed of in transactions not constituting an Asset Sale.

(c) Consent pursuant to Section 9.01. The Issuers and the Guarantors shall be entitled to obtain a full release of all of the Collateral from the Liens of the Collateral Documents upon consent from the Holders pursuant to Section 9.01(b). In the event that Rule 3-16 of Regulation S-X of the Commission (or any successor regulation) requires or would require the filing with the Commission of separate financial statements of a Subsidiary due to the fact that such Subsidiary’s Capital Stock secures the Notes, then the Capital Stock of such Subsidiary need not be pledged to secure the Notes and shall automatically be deemed released and to not be and to not have been part of the Collateral to the extent necessary (and only to the extent necessary) to not be subject to such requirement and only for so long as required to not be subject to the requirement. In such event, the Collateral Documents may be amended or modified, without the consent of any Holder, to the extent necessary to evidence the release of Liens securing the Notes and the Guarantees on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral and the Trustee and Collateral Agent are authorized by each Holder to execute, or to authorize the execution of or the filing of, any agreement, document or instrument in order to evidence such release or to otherwise give effect to this provision (the “Automatic Release”). In the event that Rule 3-16 of Regulation S-X of the Commission (or any successor regulation) is amended, modified or interpreted by the Commission to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the Commission (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral but only to the extent permitted to not be subject to any such financial statement requirement.

(d) Repayment in Full of Obligations. The Issuers and the Guarantors shall be entitled to obtain a full release of all of the Collateral from the Liens of the Collateral Documents upon delivery by the Company to the Collateral Agent of an Officer’s Certificate certifying as to the payment in full of the principal of, together with accrued and unpaid interest (including Additional Interest, if any) on, the Notes, all other Obligations under this Indenture, the Guarantees and the Collateral Documents and all other Notes Obligations that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including Additional Interest, if any) are paid and an Officer’s Certificate (which may be the same as the Officer’s Certificate first referenced in this paragraph (e)) and Opinion of Counsel, each to the effect that all conditions precedent to the discharge of such Liens have been satisfied.

(e) Release of Guarantor. Any Guarantor shall be entitled to obtain a full release of all of the Collateral of such Guarantor from the Liens of the Collateral Documents upon delivery by the Company to the Collateral Agent of an Officer’s Certificate and an Opinion of Counsel, each to the effect that such Guarantor has been released in accordance with the terms of this Indenture from its Guarantee, and that all of the conditions precedent to the release of such Guarantor’s Guarantee and Collateral set forth in this Indenture, the Collateral Documents and the General Intercreditor Agreement, have been complied with.

(f) Release Pursuant to Intercreditor Agreement. The Issuers and the Guarantors shall be entitled to obtain a full release of any of their respective Collateral from the Liens of the Collateral Documents upon delivery by the Company to the Collateral Agent of an Officer’s Certificate and an Opinion of Counsel, each to the effect that such release is permitted and required by the General Intercreditor Agreement, and that all of the conditions precedent set forth herein, the Collateral Documents and the General Intercreditor Agreement, have been complied with.

(g) Gaming Authority Release. The Issuers and the Guarantors shall be entitled to obtain a full release of any Collateral from the Liens of the Collateral Documents to the extent such release is required in connection with the Issuers’ and the Guarantors’ reasonable cooperation with any Gaming Authority in facilitating the Company or any of its Subsidiaries obtaining Gaming Licenses to facilitate the operation of CityCenter upon delivery by the Company to the Collateral Agent of an Officer’s Certificate and an Opinion of Counsel, each to the effect that such release is required therefor, and that all of the conditions precedent set forth herein, the Collateral Documents and the General Intercreditor Agreement, have been complied with.

SECTION 11.04	RELEASE AND RECONVEYANCE OF COLLATERAL.

Upon compliance with any of the conditions to release of Collateral set forth in Section 11.03, the Collateral Agent and the Trustee shall forthwith take all necessary action (at the request of and the expense of the Issuers) to release and reconvey to the applicable Issuer or Guarantor the applicable portion of the Collateral, and shall deliver such Collateral in its possession to the applicable Issuer or Guarantor including, without limitation, executing and delivering releases and satisfactions wherever required in form reasonably satisfactory to the Issuers, the Collateral Agent and the Trustee.

SECTION 11.05	PURCHASER PROTECTED.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.

SECTION 11.06	COLLATERAL AGENT.

(a) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its collateral agent under this Indenture, the Security Agreement, the Collateral Documents and the General Intercreditor Agreement and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Agreement, the Collateral Documents and the General Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Security Agreement, the Collateral Documents and the General Intercreditor Agreement, together with such powers as are reasonably incidental thereto. The Collateral Agent agrees to act as such on the express conditions contained in this Section 11.06. The provisions of this Section 11.06 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders, the Issuers or any of the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Agreement, the Collateral Documents and the General Intercreditor Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder, the Issuers or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Agreement, the Collateral Documents and the General Intercreditor Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture, the Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Collateral Agent is expressly entitled to take or assert under this Indenture, the Security Agreement, the Collateral Documents and the General Intercreditor Agreement, including the exercise of remedies, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.

(b) The Collateral Agent may execute any of its duties under this Indenture, the Security Agreement, the Collateral Documents or the General Intercreditor Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent, employee or attorney-in-fact that it selects as long as such selection was made without negligence or willful misconduct.

(c) None of the Collateral Agent or any of its agents or employees shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with the Security Agreement, any Collateral Document or Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Guarantor, contained in this Indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or any other indenture, the Security Agreement, the Collateral Documents or the General Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or any other indenture, the Security Agreement, the Collateral Documents or the General Intercreditor Agreement, or for any failure of an Issuer or any Guarantor or any other party to this Indenture, the Security Agreement, the Collateral Documents or the General Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Collateral Agent or any of its agents or employees shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or any other indenture, the Security Agreement, the Collateral Documents or the General Intercreditor Agreement or to inspect the properties, books or records of the Issuers or any Guarantor.

(d) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any Guarantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or any other indenture, the Security Agreement, the Collateral Documents or the General Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or any other indenture, the Security Agreements, the Collateral Documents or the General Intercreditor Agreement in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee (subject to this Section 11.06); provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

(f) U.S. Bank National Association and its Affiliates (and any successor Collateral Agent and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Issuers and the Guarantors as though it was not the Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, U.S. Bank National Association or its Affiliates (and any successor Collateral Agent and its Affiliates) may receive information regarding the Issuers and the Guarantors (including information that may be subject to confidentiality obligations in favor of the Issuers and the Guarantors) and acknowledge that the Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of U.S. Bank National Association (or any successor Collateral Agent) to advance funds.

(g) The Collateral Agent may resign at any time upon thirty (30) days prior written notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), shall appoint a successor Collateral Agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition at the expense of the Company a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 11.06 shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.

(h) The Collateral Agent shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Collateral Documents or the General Intercreditor Agreement, neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

(i) The Trustee, as such and as Collateral Agent, is authorized and directed by the Holders and the Holders by acquiring the Notes are deemed to have authorized the Trustee and Collateral

Agent to (i) enter into the Security Agreement, (ii) enter into the Collateral Documents (iii) enter into the General Intercreditor Agreement, (iv) bind the Holders on the terms as set forth in the Security Agreement, the Collateral Documents and the General Intercreditor Agreement and (v) perform and observe its obligations under the Security Agreement, the Collateral Documents and the General Intercreditor Agreement.

(j) The Trustee agrees that it shall not be obliged to instruct the Collateral Agent to, unless specifically requested to do so by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against the Company and the Guarantors, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(k) The Trustee is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(l) The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Issuers and the Guarantors or is cared for, protected or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Collateral has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or, except as provided in the Collateral Documents, to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent pursuant to this Indenture, the Security Agreement, any Collateral Document or the General Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Collateral Agent’s own interest in the Collateral, and that the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(m) If the Company (i) incurs any obligations in respect of Credit Facility Obligations at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting Credit Facility Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the Credit Facility Obligations so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(n) No provision of this Indenture, the Security Agreement, the General Intercreditor Agreement or any Collateral Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(o) The Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law), and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

SECTION 11.07	AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE AND THE COLLATERAL AGENT UNDER THE COLLATERAL DOCUMENTS.

Subject to compliance with any applicable Gaming Laws and to the provisions of the Collateral Documents, (a) the Trustee and the Collateral Agent may, each in its sole discretion and without the consent of the Holders, take all actions as it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and the General Intercreditor Agreement, as applicable, and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder and (b) the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents, or this Indenture and the General Intercreditor Agreement, as applicable, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent). No duty beyond that of a prudent Person shall rest upon the Trustee or the Collateral Agent in taking any such action or instituting and maintaining any such suits or proceedings pursuant to this Section 11.07.

SECTION 11.08	CERTAIN TIA REQUIREMENTS.

(a) In addition to any other requirements of this Indenture, whether or not this Indenture is required to be qualified under the TIA, the Issuers will cause TIA § 313(b) relating to reports and TIA § 314(d) relating to the release of property or securities from the Lien hereof and of the Collateral Documents to be complied with; provided that in the event that this Indenture is not required to be qualified under the TIA, any certificate or opinion required by TIA § 314(d) may be made by an officer or legal counsel, as applicable, of the Managing Member.

(b) Notwithstanding anything to the contrary in this Section 11.08, the Issuers shall not be required to comply or cause the Guarantors to comply with all or any portion of TIA § 314(d) if the Company determines, in good faith based on the written advice of counsel, a copy of which written advice shall be provided to the Collateral Agent, that under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral.

SECTION 11.09	OMITTED.

SECTION 11.10	SUBORDINATION TO ACCEPTABLE LAND USE ARRANGEMENTS.

At any time when no Event of Default is continuing, the Collateral Agent, agrees to subordinate its Lien on any Collateral to any easement, declaration, dedication, license or similar provisions granted by an Issuer or any of the Restricted Subsidiaries that constitutes an Acceptable Land Use Arrangement upon delivery by the Company to the Collateral Agent of an Officer’s Certificate to the effect that such easement, declaration, dedication, license or similar provision qualifies as an Acceptable Land Use Arrangement and attaching any approval thereto provided by the Board of Directors of the Company. The Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Company) all such agreements and instruments as shall reasonably be requested by the Company to evidence and confirm any subordination provided for in this Section 11.10.

SECTION 11.11	ENFORCEMENT OF SECURITY INTERESTS.

The enforcement of Liens in the Collateral shall be governed by the Collateral Documents.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01	NOTICES.

Any notice or communication shall be in writing and shall be hand delivered or mailed by first class mail (registered or certified, return receipt requested) or sent by facsimile, to the following addresses:

if to the Issuers or any Guarantor:

CityCenter Holdings, LLC

3600 Las Vegas Boulevard South - Bellagio Location

Las Vegas, Nevada 89109

Telecopier no.: (702) 693-7628

Attention of: William M. Scott IV, Executive Vice President of Corporate Strategy and Special Counsel

if to the Trustee or the Collateral Agent:

U.S. BANK NATIONAL ASSOCIATION

60 Livingston Avenue

St. Paul, MN 55107-1419

Telecopier no.: (651) 495-8097

Attention of: Corporate Trust Administration – CityCenter Administrator

The Issuers, the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Issuers, any Guarantors, the Trustee or the Collateral Agent, shall be deemed to have been given or made as of the date delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Notices given by publication will be deemed given on the first date on which publication is made. Any notice or communication mailed to a Holder shall be made in compliance with TIA § 313(c) and mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.02	COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

Holders may communicate in a manner consistent with TIA § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Collateral Documents. The Issuers, the Guarantors, the Trustee, the Collateral Agent, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.03	CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Issuers to the Trustee or the Collateral Agent to take or refrain from taking any action under this Indenture or the Collateral Documents, at the request of the Trustee or the Collateral Agent, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance satisfactory to the Trustee or the Collateral Agent (which shall include the statements set forth in Section 12.04) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture, the Collateral Documents or the General Intercreditor Agreement, as applicable, relating to the proposed action have been complied with, provided, however, that with respect to matters of law, an Officer’s Certificate may be based upon an Opinion of Counsel, unless the signers know, or in the exercise of reasonable care should know, that such Opinion of Counsel is erroneous; and

(2) an Opinion of Counsel in form and substance satisfactory to the Trustee or the Collateral Agent (which shall include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent have been complied with, provided, further, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials, unless the signer knows, or in the exercise of reasonable care should know, that any such document is erroneous.

SECTION 12.04	STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture, the Collateral Documents or the General Intercreditor Agreement, as applicable, shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 12.05	RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR.

The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.06	BUSINESS DAYS.

Unless otherwise specified pursuant to this Indenture or in the Notes, in any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of the Notes shall not be a Business Day at any Place of Payment for such Notes, then (notwithstanding any other provision of this Indenture or of such Notes) payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Payment Date or Stated Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

SECTION 12.07	GOVERNING LAW.

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES.

SECTION 12.08	NO RECOURSE AGAINST OTHERS.

No director, officer, employee, incorporator, stockholder, or member or joint venturer of the Issuers or any Guarantor or any of their parent companies shall have any liability for any Obligations of the Issuers or the Guarantors under the Notes, the Guarantees, this Indenture, the Collateral Documents or the General Intercreditor Agreement or for any claim based on, in respect of, or by reason of such Obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities of directors, officers or persons controlling an Issuer under the federal securities laws and it is the view of the Commission that such waiver is against public policy and is therefore unenforceable.

SECTION 12.09	SUCCESSORS.

All agreements of the Issuers and each Guarantor in this Indenture, the Collateral Documents, the Notes (including the Guarantee endorsements thereon) and the other Transaction Documents shall bind their successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their successors.

SECTION 12.10	MULTIPLE ORIGINALS.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.11	TABLE OF CONTENTS; HEADINGS.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.12	SEVERABILITY.

In case any one or more of the provisions in this Indenture, in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.13	NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.14	ADDITIONAL WAIVER.

The Issuers hereby waive, to the maximum extent permitted under Nev. Rev. Stat. 40.495, any rights arising out of Nev. Rev. Stat. 40.430.

SECTION 12.15	FORCE MAJEURE.

In no event shall the Trustee or Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CITYCENTER HOLDINGS LLC,
a Delaware limited liability company

By:	/s/ William M. Scott IV
	Name:	William M. Scott IV
	Title:	Authorized Representative

CITYCENTER FINANCE CORP.,
a Delaware corporation

By:	/s/ William M. Scott IV
	Name:	William M. Scott IV
	Title:	Vice President

[SIGNATURE PAGE TO SECOND LIEN NOTES INDENTURE]

Joined in and agreed to and accepted by the

following Guarantors as of the date first above written:

1.	CityCenter Land, LLC

2.	Vdara Land, LLC

3.	CityCenter Vdara Development, LLC

4.	CityCenter Veer Towers Development, LLC

5.	CityCenter Harmon Development, LLC

6.	CityCenter Boutique Residential Development, LLC

7.	Aria Resort & Casino Holdings, LLC

8.	The Crystals at CityCenter, LLC

9.	CityCenter Harmon Hotel Holdings, LLC

10.	CityCenter Boutique Hotel Holdings, LLC

11.	CityCenter Vdara Condo Hotel Holdings, LLC

[The remainder of this page is intentionally left blank. Signature on the following page.]

[SIGNATURE PAGE TO SECOND LIEN NOTES INDENTURE]

Each of the foregoing by William M. Scott IV, its Authorized Representative

By:	/s/ William M. Scott IV
Name:	William M. Scott IV
Title:	Authorized Representative

[The remainder of this page is intentionally left blank. Signature on the following page.]

[SIGNATURE PAGE TO SECOND LIEN NOTES INDENTURE]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

[SIGNATURE PAGE TO SECOND LIEN NOTES INDENTURE]

EXHIBIT A

FORM OF 10.750%/11.500% SENIOR SECURED

SECOND LIEN PIK TOGGLE NOTE DUE 2017

GLOBAL NOTE

CUSIP No.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF YOUR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE THE SECURITIES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (OR IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO ACCREDITED INVESTORS IN TRANSACTIONS THAT ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT), AND IN CONNECTION WITH ANY SUBSEQUENT SALE BY YOU OF THE SECURITIES COVERED HEREBY IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT DURING THE PERIOD REFERRED TO ABOVE TO ANY DISTRIBUTOR, DEALER OR PERSON RECEIVING A SELLING CONCESSION, FEE OR OTHER REMUNERATION, YOU MUST DELIVER A NOTICE

TO SUBSTANTIALLY THE FOREGOING EFFECT. TERMS USED ABOVE HAVE THE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE SECURITIES ACT.1

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE. THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.]2

CITYCENTER HOLDINGS, LLC

CITYCENTER FINANCE CORP.

10.750%/11.500% Senior Secured

Second Lien PIK Toggle Note Due January 15, 2017

No.	$	[	]

CITYCENTER HOLDINGS, LLC, a Delaware limited liability company (the “Company”), and CITYCENTER FINANCE CORP., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), promise to pay to Cede & Co. or registered assigns, or its registered assigns, the principal sum of $[500,000,000]/[400,000,000] in U.S. Dollars on January 15, 2017.

Interest Payment Dates:	January 15 and July 15

Record Dates:	January 1 and July 1

Additional provisions of this Note are set forth on the other side of this Note.

[1]	Insert for Restricted Global Note.
[2]	Insert for Temporary Regulation S Global Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CITYCENTER HOLDINGS, LLC

By:
Name:
Title:

CITYCENTER FINANCE CORP.

By:
Name:
Title:

Attest:

Name:
Title:

[Authentication Page to Follow]

CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. BANK NATIONAL ASSOCIATION, As Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

10.750%/11.500% Senior Secured

Second Lien PIK Toggle Note Due January 15, 2017

1.	INTEREST

CITYCENTER HOLDINGS, LLC, a Delaware limited liability company (the “Company”), and CITYCENTER FINANCE CORP., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note as follows and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement. Interest paid in cash will accrue at the rate of 10.750% per annum (“Cash Interest Rate”) and PIK Interest will accrue on the Notes at a rate of 11.500% per annum, with interest in each case being payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2011.

On the Interest Payment Date for any PIK Payment, the principal amount of each Note shall be increased by the amount of the PIK Interest payable for the relevant interest period on the principal amount of such Note (or, if so required by the procedures of the Depositary, such PIK Interest may be paid in the form of additional Notes (“PIK Notes”)), to the credit of the applicable Holder on the relevant record date for such Interest Payment Date, automatically without any further action by any Person. In the case of Notes represented by one or more Global Notes registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee, such increase in principal amount shall be recorded in the Registrar’s books and records and in the schedule to the Global Notes in accordance with the provisions of the Indenture. In the case of Definitive Notes (if any), Holders shall be entitled upon surrender for transfer or exchange of Definitive Notes to receive one or more new Definitive Notes reflecting such increase in principal amount in accordance with the terms of the Indenture. References in the Indenture and the Notes to the “principal amount” of the Notes shall include increases in the principal amount of the Notes as a result of any PIK Payment.

2.	METHOD OF PAYMENT.

The Issuers shall pay interest on the Notes on the first three interest payment dates after the Issue Date by increasing the principal amount of the outstanding Notes; provided that such interest may be paid in the form of PIK Notes should the procedures of the Depositary so require (“PIK Interest”); provided that such interest may be paid in the form of PIK Notes should the procedures of the Depositary so require. Thereafter and until January 16, 2016, the Issuers may, at their option, elect to pay interest on the Notes:

•	entirely in cash (“Cash Interest”);

•	entirely in PIK Interest; or

•	50% in Cash Interest and 50% in PIK Interest.

The Issuers will pay all accrued PIK Interest in cash on July 15, 2016. The Issuers shall pay interest (except defaulted interest but including Additional Interest, if any) on the Notes to the Persons who are registered Holders at the close of business on January 1 or July 1 immediately preceding the interest payment date even if Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, all payments in respect of Global Notes (including principal, premium, if any, interest and Additional Interest, if any) must be made by wire transfer of immediately available funds to the accounts specified by the Holder thereof.

To elect the form of interest payment with respect to each interest period after July 15, 2012, the Issuers will give the Trustee irrevocable notice of such election not less than ten days prior to the beginning of such interest period. The Trustee will promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the Notes will be payable entirely in the form of Cash Interest on the related interest payment date. PIK Interest will be payable by increasing the principal amount of the outstanding Notes by an amount equal to the amount of PIK Interest for the applicable interest period; provided that PIK Interest may be payable in the form of PIK Notes should the procedures of the Depositary so require (a “PIK Payment”).

3.	PAYING AGENT AND REGISTRAR

Initially, U.S. BANK NATIONAL ASSOCIATION (the “Trustee”) shall act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice to the Holders. The Issuers or any domestically organized Subsidiary may act as Paying Agent or Registrar.

4.	INDENTURE AND GUARANTEE

The Issuers issued the Notes under an Indenture dated as of January 21, 2011 (the “Indenture”), among the Issuers, the Guarantors and the Trustee. The terms of these Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. These Notes are subject to all such terms, and Holders are referred to the Indenture and, if applicable, the TIA, for a statement of those terms.

These Notes are secured senior obligations of the Issuers and is one of the Notes referred to in the Indenture. These Notes include the Initial Notes and any Exchange Notes issued in exchange for such Initial Notes pursuant to the Registration Rights Agreement and the Indenture. The Initial Notes and such Exchange Notes are treated as a single class of Notes under the Indenture.

The Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to Article X of the Indenture, with the Guarantees of CityCenter Land, LLC, Vdara Land, LLC, CityCenter Vdara Development, LLC, CityCenter Veer Towers Development, LLC, CityCenter Harmon Development, LLC, CityCenter Boutique Residential Development, LLC, Aria Resort & Casino Holdings, LLC, The Crystals at CityCenter, LLC, CityCenter Harmon Hotel Holdings, LLC, CityCenter Boutique Hotel Holdings, LLC and CityCenter Vdara Condo Hotel Holdings, LLC, secured by the Collateral.

5.	OPTIONAL REDEMPTION; MANDATORY DISPOSITION PURSUANT TO GAMING LAWS

The Issuers may redeem all or a part of the Notes, in accordance with the provisions of Article III of the Indenture, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders on the relevant Record Date prior to the Redemption Date to receive interest due on the relevant Interest Payment Date.

“Applicable Premium” means with respect to any Note on any Redemption Date, as determined by the Company, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the Redemption Price of such Note at January 15, 2014, plus (ii) all required interest payments (at the Cash Interest Rate) due on the Note through January 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of the Note.

In addition, prior to January 15, 2014, the Issuers may redeem on any one or more occasions up to 35% of the aggregate principal amount of the Notes, in accordance with the provisions of Article III of the Indenture, at a Redemption Price equal to 110.750% of the principal amount of Notes redeemed with the net cash proceeds of one or more Qualified Equity Offerings; provided that: (1) at least 65% of the aggregate principal amount of such Notes remains outstanding immediately after the occurrence of such redemption (excluding any such Notes held by the Issuers and the Company’s Subsidiaries); and (2) the redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.

On or after January 15, 2014, the Issuers may redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning on January 15 of the years indicated below:

Year	Redemption Price
2014	105.375%
2015	102.688
2016 and thereafter	100.000%

The rights of each Holder or Beneficial Owner of the Notes are subject to the Gaming Laws and requirements of the Gaming Authorities. Notwithstanding any other provision of the Indenture, if any Gaming Authority requires that a Holder or Beneficial Owner of the Notes must be licensed, qualified or found suitable under any Gaming Law, such Holder or Beneficial Owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such Person fails to apply or become licensed or qualified or is not found suitable (in each case, a “failure of compliance”), the Issuers shall have the right, at their option, (i) to require such Person to dispose of its Notes or beneficial interests within 30 days of receipt of notice of the Issuers’ election or such earlier date as may be requested or prescribed by such Gaming Authority, or (ii) to redeem such Notes, which Redemption Date may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority, at a redemption price equal to (a) the lesser of (1) the price such Person paid for such Notes, plus accrued and unpaid interest, if any, to the earlier of the Redemption Date or the date of the finding of unsuitability or failure to comply and (2) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the Redemption Date and the date of the finding of unsuitability or failure to comply or (b) such other amount as may be required by applicable Gaming Laws or by order of any Gaming Authority. The Issuers shall notify the Trustee in writing of any such failure of compliance or redemption as soon as practicable. The Issuers shall not be responsible for any costs or expenses any such Holder or Beneficial Owner may Incur in connection with its application for a license, qualification or finding of suitability. Immediately upon the imposition of a requirement to dispose of the Notes by a Gaming Authority, such Person shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by such Notes, or (ii) to receive any interest, dividends or any other distributions or payments with respect to such Notes or any remuneration in any form with respect to such Notes from the Issuers or the Trustee, except the redemption price.

6.	NOTICES OF REDEMPTION

Notice of redemption shall be given by the Issuers, or at the Issuers’ written request, by the Trustee in the name and at the expense of the Issuers, not less than 20 Business Days and not more than 60 calendar days prior to the Redemption Date to the Holders of the Notes to be redeemed upon the terms provided in the Indenture (which date may be extended in accordance with applicable law); provided that a notice of redemption may be mailed more than 60 calendar days prior to a Redemption Date if such notice is issued in connection with the satisfaction and discharge of the Indenture pursuant to Section 8.01 of the Indenture or Covenant Defeasance or Legal Defeasance pursuant to Section 8.04 of the Indenture. If the Issuers are purchasing or redeeming less than all of the Notes, the Trustee will select the Notes to be purchased or redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis to the extent practicable or, to the extent that selection on a pro rata. basis is not practicable, by lot or such other similar method in accordance with the procedures of the Depositary. On and after the Redemption Date, interest ceases to accrue on such Notes or portions of them called for redemption.

7.	PURCHASE UPON A CHANGE OF CONTROL

If a Change of Control occurs, unless the Issuers have previously or concurrently mailed a redemption notice with respect to all the Notes pursuant to Section 3.01 of the Indenture, the Issuers will make an offer to purchase all of the Notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture.

8.	ASSET SALES

In the event of an Asset Sale, the Issuers may be required to make an offer to purchase all or a portion of the Notes at an offer price in cash equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture.

9.	EVENTS OF LOSS

In the event of an Event of Loss, the Issuers may be required to make an offer to purchase all or a portion of the Notes at an offer price in cash equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture.

10.	DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date.

11.	PERSONS DEEMED OWNERS

The registered Holder of this Note may be treated as the owner of it for all purposes.

12.	UNCLAIMED MONEY

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuers upon Company Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

13.	DISCHARGE AND DEFEASANCE

Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Indenture with respect to these Notes if, among other things, the Issuers deposit with the Trustee cash in Dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes at the Stated Maturity or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on the Notes.

14.	AMENDMENT, WAIVER

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of a majority in principal amount of Outstanding Notes. The Indenture also contains provisions, with certain exceptions as therein provided, permitting the Holders of a majority in principal amount of the Outstanding Notes, on behalf of the Holders of all such Notes, to waive compliance by the Issuers with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. The Indenture also permits certain other amendments, modifications or waivers thereof only with the consent of all affected Holders, while certain other amendments or modifications may be made without the consent of any Holders.

A consent to a supplemental indenture or waiver by a Holder shall bind such Holder and every subsequent Holder of the applicable Note or portion thereof that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. After a supplemental indenture or waiver becomes effective, it shall bind every Holder. The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to the Indenture. If a record date is fixed, then notwithstanding the first sentence of this paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

15.	DEFAULTS AND REMEDIES

Events of Default are set forth in the Indenture. If an Event of Default (other than certain bankruptcy Events of Default) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by such Holders), and upon any such declaration such principal amount of the Notes (or specified amount) plus accrued and unpaid interest thereon (and premium, if payable) shall become immediately due and payable.

Holders may not enforce the Indenture, the Notes or the other Transaction Documents except as provided in the Indenture. The Trustee may refuse to enforce the Indenture, the Notes or the other Transaction Documents unless it receives reasonable indemnity or security. Subject to certain limitations, the Holders of at least a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Transaction Documents. The Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

16.	TRUSTEE DEALINGS WITH THE COMPANY

Subject to certain limitations, the Trustee, any Paying Agent, the Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

17.	NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

No director, officer, employee, incorporator, stockholder, member or joint venturer of the Issuers or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees, the Indenture, the Collateral Documents or the General Intercreditor Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities of directors, officers or persons controlling the Company under the federal securities laws and it is the view of the Commission that such waiver is against public policy and is therefore unenforceable.

18.	GOVERNING LAW

THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.	AUTHENTICATION

This Note and the Guarantee endorsed hereon shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

20.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.	CUSIP NUMBERS

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

CITYCENTER HOLDINGS, LLC

3600 Las Vegas Boulevard South - Bellagio Location, Las Vegas, Nevada 89109

Attention of Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of CITYCENTER HOLDINGS, LLC and CITYCENTER FINANCE CORP. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

Sign exactly as your name appears on the other side of this Note.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.09, Section 4.10 or Section 4.11 of the Indenture, check the box:

4.09 Change of Control

4.10 Asset Sale

4.11 Event of Loss

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.09, Section 4.10 or Section 4.11 of the Indenture, state the amount: $         .

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

EXHIBIT B

[FORM OF CERTIFICATE OF TRANSFER]

CITYCENTER HOLDINGS,

LLC CITYCENTER FINANCE CORP.

U.S. BANK NATIONAL ASSOCIATION

[60 Livingston Avenue

St. Paul, Minnesota 55107-1419]

Attention: Corporate Trust Trustee Administration

Re: CITYCENTER HOLDINGS, LLC and CITYCENTER FINANCE CORP. (the “Issuers”)

10.750%/11.500% Senior Secured Second Lien

PIK Toggle Note Due January 15, 2017 (CUSIP [    ])

Reference is hereby made to the Indenture, dated as of January 21, 2011 (the “Indenture”), among the Issuers, the Guarantors party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                 (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to                                 (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.	Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.

Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of
Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.	Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)	or such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c)	such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.	Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)	Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)	Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)	Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

(d)	Check if Transfer is Pursuant to Registration Statement. Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	a beneficial interest in the:

(i)	144A Global Note (CUSIP [ ]), or

(ii)	Regulation S Global (CUSIP [ ])), or

(b)	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	a beneficial interest in the:

(i)	144A Global Note (CUSIP [ ]), or

(ii)	Regulation S Global Note (CUSIP [ ]), or

(iii)	Unrestricted Global Note CUSIP [ ], or

(b)	a Restricted Definitive Note, or

(c)	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

[FORM OF CERTIFICATE OF EXCHANGE]

CITYCENTER HOLDINGS, LLC

CITYCENTER FINANCE CORP.

U.S. BANK NATIONAL ASSOCIATION

[60 Livingston Avenue

St. Paul, Minnesota 55107-1419]

Attention: Corporate Trust Trustee Administration

Re: CITYCENTER HOLDINGS, LLC and CITYCENTER FINANCE CORP. (the “Issuers”)

10.750%/11.500% Senior Secured Second Lien

PIK Toggle Note Due January 15, 2017 (CUSIP [    ])

Reference is hereby made to the Indenture, dated as of January [ ], 2011 (the “Indenture”), among the Issuers, the Guarantors party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                 (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]         144A Global Note,         Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF INSTRUMENT OF JOINDER

(INDENTURES)

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of                     , by the undersigned Subsidiaries of (“Joining Parties”), with reference to the following Guarantees:

1.	[ ].

RECITALS

Each Joining Party has Incurred Indebtedness or has guaranteed or Secured Indebtedness of MGM, and as such is required by the terms thereof to become a party to the Guarantees (capitalized terms used by not defined herein having the meaning ascribed to such terms in the Guarantee).

NOW THEREFORE, each Joining Party jointly and severally agrees as follows:

AGREEMENT

1. By this Joinder, each Joining Party becomes a party to each of the Guarantees as an additional joint and several “Guarantor.” Each Joining Party agrees that, upon its execution hereof, it will become a Guarantor or Guarantor, as applicable, under each of the Guarantees and will be bound by all terms, conditions, and duties applicable to a Guarantor under the Guarantees.

2. The effective date of this Joinder is                     .

3. Notice of acceptance hereof is waived.

D-1

IN WITNESS WHEREOF, each of the undersigned has executed this Joinder by its duly authorized officer as of the date first written above.

“Joining Parties”

By:

By:

D-2